Exhibit 99.1

3rd Quarter 2011 Earnings Release

Aimco
• APARTMENT HOMES •

Page

1	Earnings Release
7	Consolidated Statements of Operations
9	Consolidated Balance Sheets
10	Schedule 1a — Funds from Operations (3Q 2011 v. 3Q 2010)
12	Schedule 1b — Funds from Operations (YTD 3Q 2011 v. YTD 3Q 2010)
14	Schedule 2 — Portfolio Summary
15	Schedule 3 — Net Asset Value Supplemental Information
17	Schedule 4 — Property Debt Information
19	Schedule 5 — Share Data
20	Schedule 6a — Conventional Same Store Operating Results (3Q 2011 v. 3Q 2010)
21	Schedule 6b — Conventional Same Store Operating Results (3Q 2011 v. 2Q 2011)
22	Schedule 6c — Conventional Same Store Operating Results (YTD 3Q 2011 v. YTD 3Q 2010)
23	Schedule 7a — Total Conventional Portfolio Data by Market (3Q 2011 v. 3Q 2010)
24	Schedule 7b — Total Conventional Portfolio Data by Market (2Q 2011)
25	Schedule 8 — Property Disposition and Acquisition Activity
26	Schedule 9 — Capital Additions
27	Glossary and Reconciliations

Aimco Reports Third Quarter 2011 Results
Denver, Colorado, October 28, 2011 — Apartment Investment and Management Company (“Aimco”) (NYSE: AIV) announced today its third quarter and year-to-date 2011 results.
Chairman and Chief Executive Officer Terry Considine comments: “Aimco’s business was good during the third quarter with strong rental rate growth and real estate investments in both Northern and Southern California. Going into the fourth quarter, we remain focused on operating our properties well, reducing off-site costs, lowering our cost of leverage and making accretive investments.”
Chief Financial Officer Ernie Freedman adds: “Year-to-date, Aimco’s Pro forma FFO of $1.22 per share, excluding one-time items, is up 11% compared to last year. Rental rate growth and diligent operating cost management have provided for Total Same Store NOI growth of 5.8% and off-site costs are down approximately 10% year-to-date. We are establishing fourth quarter guidance of $0.39 to $0.43 per share and narrowing our full year guidance range from $1.45 to $1.51 per share to $1.46 to $1.50 per share.”
Financial Results
Pro forma FFO, Excluding One-Time Items, Up 11% Year-to-Date*

	THIRD QUARTER		YEAR-TO-DATE
	2011	2010	2011	2010
Net loss per share	$(0.12)	$(0.25)	$(0.67)	$(0.75)
Funds from Operations (FFO)	$0.36	$0.42	$1.01	$1.07
Add back (deduct) Aimco’s share of operating real estate impairment losses (recoveries)	$0.04	$(0.01)	$0.08	$0.09
Add back (deduct) Aimco’s share of preferred equity redemption related amounts	$0.01	$(0.01)	$(0.02)	$(0.03)
Pro forma Funds from Operations (Pro forma FFO)	$0.41	$0.40	$1.07	$1.13
Deduct Aimco’s share of Capital Replacements	$(0.17)	$(0.14)	$(0.40)	$(0.38)
Adjusted Funds from Operations (AFFO)	$0.24	$0.26	$0.67	$0.75

*
Year-to-date 2011 Pro forma FFO of $1.07 per share includes a one-time charge of $0.15 per share related to debt prepayment penalties and write-off of deferred loan costs incurred in connection with a refinancing and securitization transaction completed during the second quarter. Year-to-date 2010 Pro forma FFO of $1.13 per share includes a net benefit of $0.03 per share related to several, mostly offsetting, one-time items during second quarter 2010. Excluding these one-time items from each period, year-to-date 2011 Pro forma FFO increased 11% when compared to the same period last year.

Net loss — Net loss attributable to Aimco common stockholders for the quarter was $14.8 million, compared to net loss of $28.5 million for third quarter 2010. Third quarter 2011 net loss decreased as compared to third quarter 2010 primarily due to: an increase in net operating income of our properties included in continuing operations, reflecting improved operations; an increase in income from discontinued operations, net of noncontrolling interest allocations, primarily due to an increase in gains on dispositions of real estate; and a decrease in depreciation and amortization expense.
Funds from Operations — FFO is a non-GAAP financial measure defined in the glossary in Aimco’s Supplemental Information (the Glossary). FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $43.6 million, or $0.36 per share, compared to $48.9 million, or $0.42 per share, in third quarter 2010. Pro forma FFO, which represents FFO as prescribed by NAREIT but excludes operating real estate impairment losses and preferred equity redemption related amounts, was $49.7 million, or $0.41 per share, compared to $46.7 million, or $0.40 per share, in third quarter 2010.

1

Property Operations
Property operating results discussed below, including property net operating income (NOI), relate to properties that Aimco owns and manages, and that are classified within continuing operations. To ensure comparability between periods, results are based on Aimco’s current period ownership. See the Glossary for property definitions and reconciliation of non-GAAP measures and Schedules 1 and 2 in the Supplemental Information for financial and statistical information for these portfolios.
Diversified Operating Portfolio — Aimco’s property operations consist primarily of Conventional, with some Affordable, real estate operations. Conventional real estate operations relate to Aimco’s diversified portfolio of market rate apartment communities and include Same Store Properties, Redevelopment Properties, Acquisition Properties and Other Properties.
Affordable real estate operations consist of Aimco’s portfolio of properties with rents that are generally paid, in whole or in part, by a government agency. Affordable properties tend to have more stable rents and higher occupancy than Conventional properties due to government rent payments and thus are less affected by market fluctuations.
Total Same-Store NOI Up 5.8% Year-to-Date

	THIRD QUARTER				YEAR-TO-DATE
		Year-over-year Variance			Year-over-year Variance
	% NOI	Revenue	Expenses	NOI	% NOI	Revenue	Expenses	NOI
Conventional Same Store	80%	3.5%	4.3%	3.0%	79%	2.5%	-1.3%	4.9%
Affordable Same Store	13%	3.6%	-2.8%	8.6%	12%	4.2%	-5.5%	12.4%
Total Same Store	93%	3.5%	3.1%	3.8%	91%	2.7%	-2.0%	5.8%

Other Conventional	7%	-4.2%	1.7%	-9.1%	8%	-0.6%	0.8%	-1.7%
Affordable Redevelopment	—	—	—	—	1%	5.7%	6.3%	5.4%
Total Portfolio	100%	2.8%	2.9%	2.8%	100%	2.5%	-1.6%	5.2%
Conventional Same Store Results — In third quarter 2011, the Conventional Same Store portfolio included 162 communities with 57,209 units, in which Aimco had a weighted average ownership of 94%.

	THIRD QUARTER			THIRD QUARTER		YEAR-TO-DATE
	Year-over-year			Sequential		Year-over-year
	2011	2010	Variance	2nd Qtr	Variance	2011	2010	Variance
Average Daily Occupancy	95.2%	96.0%	-0.8%	95.9%	-0.7%	95.9%	95.9%	—
Average Rent Per Unit	$1,094	$1,061	3.1%	$1,078	1.5%	$1,086	$1,067	1.8%

$ in Millions
Revenue	$186.7	$180.4	3.5%	$183.8	1.6%	$548.0	$534.6	2.5%
Expenses	(70.1)	(67.2)	4.3%	(66.6)	5.3%	(202.0)	(204.7)	-1.3%
NOI	$116.6	$113.2	3.0%	$117.2	-0.6%	$346.0	$329.9	4.9%

2

Rental Rates Accelerating

	THIRD	SECOND	FIRST
	QUARTER	QUARTER	QUARTER	YEAR-TO-DATE

New lease	6.1%	5.1%	1.9%	4.7%
Renewal	5.6%	3.6%	3.0%	4.4%
Weighted average	5.8%	4.3%	2.5%	4.6%
Aimco measures changes in rental rates by comparing, on a lease-by-lease basis, the rate on a newly executed lease to the rate on the expiring lease for that same apartment. Newly executed leases are classified as either a new lease, where a vacant apartment is leased to a new customer, or a renewal of an existing lease.
Refer to Supplemental Schedules 6a through 6c for additional details on Conventional Same Store operating results.
Affordable Same Store Results — In third quarter 2011, the Affordable Same Store portfolio included 144 communities with 18,212 units, in which Aimco had a weighted average ownership of 70%. For third quarter 2011, average month-end occupancy for the affordable portfolio was 97.6%, a decrease of 0.2% from third quarter 2010, while average rent per unit increased 3.4% from $814 to $842 per unit.
Portfolio
Aimco’s portfolio strategy focuses on B/B+ quality Conventional apartment communities located in the 20 largest U.S. markets as measured by total apartment value, with a target capital allocation of 10% to Affordable apartment communities.
Aimco measures Conventional Property asset quality based on average rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines A-quality assets as those with rents greater than 125% of local market average, B-quality assets as those with rents 90% to 125% of local market average and C-quality assets as those with rents less than 90% of local market average. For second quarter 2011, the most recent period for which REIS information is available, Aimco’s Conventional Property rents averaged approximately 100% of local market average rents.
For third quarter 2011, average rents for the Conventional portfolio were $1,112 per unit, a 6.9% increase compared to third quarter 2010, as a result of year-over-year rent growth and the sale of Conventional properties during 2010 and 2011 with rents substantially lower than those of the retained portfolio.
Aimco’s geographic allocation strategy focuses on the 20 largest U.S. markets. Aimco believes these markets to be deep, relatively liquid and possessing desirable long-term growth characteristics. These target markets are primarily coastal markets, and also include a number of Sun Belt cities and Chicago, Illinois. In executing this strategy, Aimco expects to reduce its investment in markets outside the 20 largest markets and to increase its investment in the 20 largest markets through redevelopment, acquisitions and increasing ownership in properties Aimco already owns through limited partnerships. During third quarter 2011, net operating income generated by Conventional properties located in Aimco’s target markets accounted for 85% of total Conventional Property net operating income, an increase of 2% compared to third quarter 2010.
Acquisitions — As previously announced, during third quarter 2011, Aimco acquired a vacant, 126-unit property located in San Francisco’s Marin County submarket. Aimco intends to redevelop the property, increasing its total investment in the property to approximately $65.0 million. Additionally, Aimco also increased its investment in San Diego, another target market, by acquiring approximately one half of the ownership of four entities owning four contiguous properties with 142 units located in La Jolla, California and overlooking Tourmaline Beach.

3

Dispositions — In third quarter 2011, Aimco sold nine Conventional properties and three Affordable properties with 2,395 and 266 units, respectively, for $154.5 million in gross proceeds. Aimco’s share of net proceeds after distributions to limited partners, repayment of existing property debt and transaction costs was $60.4 million.
See Supplemental Schedules 7a and 7b for additional details regarding Aimco’s Conventional portfolio quality and capital allocation, and Supplemental Schedule 8 for additional details on acquisition and disposition activity.
Balance Sheet and Liquidity
Components of Aimco Leverage

	AS OF SEPTEMBER 30, 2011
			Weighted Avg	Weighted Avg
	Amount	% of Total	Maturity (Yrs)	Rate
Aimco leverage ($ in millions)
Aimco’s share of long-term, non-recourse property debt	$4,746.2	86%	8.2	5.47%
Revolving credit facility	26.2	<1%	1.6	5.87%
Subtotal debt	$4,772.4	86%	8.2	5.48%
Preferred securities	751.0	14%	Perpetual	7.46%
Total leverage	$5,523.4	100%	n/a	5.75%
See Supplemental Schedule 4 for additional details about Aimco’s non-recourse property debt and Supplemental Schedule 5 for information related to Aimco’s preferred securities.
Revolving Credit Facility — Aimco’s recourse debt at September 30, 2011, was limited to its revolving credit facility, which Aimco uses for working capital purposes and to secure letters of credit. At the end of third quarter, Aimco had $26.2 million outstanding on its revolving credit facility and available capacity was $247.8 million, net of $26.0 million of letters of credit backed by the facility.
Coverage Ratios — Aimco’s third quarter EBITDA Coverage of Interest and EBITDA Coverage of Interest and Preferred Dividends ratios were 2.14:1 and 1.75:1, compared to third quarter 2010 ratios of 2.05:1 and 1.67:1, respectively. Separately, in connection with its revolving credit facility, Aimco is subject to Debt Service and Fixed Charge Coverage covenants, as defined in the Glossary. For third quarter 2011, Aimco’s Debt Service and Fixed Charge Coverage ratios were 1.60:1 and 1:36.1, compared to covenants in place during the quarter of 1.40:1 and 1:20.1, respectively, and third quarter 2010 ratios of 1.58:1 and 1.34:1. Aimco expects to remain in compliance with these covenants.
Equity Activity — During third quarter 2011, Aimco issued 0.1 million shares under its Common Stock At-the-Market (Common Stock ATM) offering program at a weighted average price of $26.33 per share, generating gross proceeds of $3.0 million. Year-to-date, Aimco has issued 2.9 million shares under its Common Stock ATM offering program at a weighted average price of $25.27 per share, generating gross proceeds of $73.6 million, which were used to match-fund investment activity including partnership transactions, acquisitions, redevelopment and other capital investment activities.
As previously announced, on July 26, 2011, Aimco priced an underwritten public offering of 800,000 shares of its 7.00% Class Z Cumulative Preferred Stock at $24.25 per share, equating to a yield of 7.216%, for gross proceeds to Aimco of approximately $19.4 million. During third quarter 2011, Aimco also issued approximately 23,800 shares of Class Z Cumulative Preferred Stock through its Class Z Preferred Stock At-the-Market offering program (Class Z ATM) at $24.21 per share, equating to a yield of 7.228%, for gross proceeds to Aimco of approximately $0.6 million. We intend to accumulate the proceeds from further ATM issuances of our Class Z Preferred Stock and use them for further redemptions of outstanding preferred securities with higher rates.

4

Also during third quarter 2011, Aimco redeemed 862,500 shares, or 25% of the amount outstanding, of its Class V Cumulative Preferred Stock. This redemption was for cash at a price equal to $25.00 per share, or $21.6 million in aggregate, plus accumulated and unpaid dividends of approximately $0.2 million.
Dividend — Aimco’s Board of Directors declared a cash dividend of $0.12 per share on its Class A Common Stock for the quarter ended September 30, 2011. The dividend is payable November 30, 2011 to shareholders of record on November 18, 2011.
2011 Outlook

	FOURTH
	QUARTER	FULL YEAR *

Net loss per share	-$0.28 to -$0.24	-$0.95 to -$0.91
Pro forma FFO per share	$0.39 to $0.43	$1.46 to $1.50

Conventional Same Store Operating Measures
NOI change compared to prior quarter 2011	3.0% to 4.0%
NOI change compared to same period 2010	4.0% to 5.0%	5.0%
Average daily occupancy		95.7%
Revenue change compared to 2010		2.7%
Expense change compared to 2010		-1.0%

Affordable Same Store NOI change compared to 2010		11.0%

Total Same Store NOI change compared to 2010	4.5% to 5.5%	5.5%

Total Portfolio NOI change compared to 2010		4.5%

*
Full year guidance includes a one-time charge of $0.15 per share related to debt prepayment penalties and write-off of deferred loan costs incurred in connection with a refinancing and securitization transaction completed during second quarter.

Earnings Conference Call
Live Conference Call
Friday, October 28, 2011 at 1:00 p.m. EDT
Domestic Dial-In Number: 1-866-843-0890
International Dial-In Number: 1-412-317-9250
Passcode: 4623268
Conference Call Replay
Available until 9:00 a.m. EDT on November 7, 2011
Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-0088
Passcode: 10004851
Live webcast and replay: www.aimco.com/CorporateInformation/About/Financial/news.aspx
Supplemental Information
The full text of this Earnings Release and the Supplemental Information referenced in this release are available on Aimco’s website www.aimco.com/CorporateInformation/About/Financial/QEarnRelease.aspx.

5

Glossary & Reconciliations of Non-GAAP Financial and Operating Measures
Financial and operating measures found in this Earnings Release and the Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. These measures are defined in the glossary in the Supplemental Information and, where appropriate, reconciled to the most comparable GAAP measures.
Forward-looking Statements
This Earnings Release and Supplemental Information contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of fourth quarter and full year 2011 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rental rates and property operating results. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2010, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.
About Aimco
Aimco is a real estate investment trust that is focused on the ownership and management of quality apartment communities located in the 20 largest markets in the United States. Aimco is one of the country’s largest owners and operators of both conventional and affordable apartments, with 565 communities serving approximately 500,000 residents in 38 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.
Contact
Elizabeth Coalson, Vice President Investor Relations
Investor Relations 303-691-4350, Investor@Aimco.com

6

Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
REVENUES:
Rental and other property revenues	$269,525	$263,481	$805,749	$788,057
Asset management and tax credit revenues	11,885	9,711	28,772	24,208

Total revenues	281,410	273,192	834,521	812,265

OPERATING EXPENSES:
Property operating expenses	119,903	116,786	356,634	362,784
Investment management expenses	2,386	2,609	7,604	10,979
Depreciation and amortization	97,321	101,704	287,739	305,066
Provision for operating real estate impairment losses	149	—	149	—
General and administrative expenses	12,664	12,096	36,162	39,015
Other expense, net	4,870	4,416	13,952	2,173

Total operating expenses	237,293	237,611	702,240	720,017

Operating income	44,117	35,581	132,281	92,248

Interest income	3,273	2,362	7,771	7,437
Recovery of (provision for) losses on notes receivable	233	(6)	180	(284)
Interest expense	(73,152)	(74,544)	(243,169)	(225,305)
Equity in losses of unconsolidated real estate partnerships	(4,987)	(15,653)	(8,432)	(11,799)
Gain on dispositions of unconsolidated real estate and other, net	3,095	883	5,115	5,368

Loss before income taxes and discontinued operations	(27,421)	(51,377)	(106,254)	(132,335)

Income tax benefit	1,110	4,385	5,704	11,042

Loss from continuing operations	(26,311)	(46,992)	(100,550)	(121,293)

Income from discontinued operations, net [1]	30,968	18,510	50,959	65,881

Net income (loss)	4,657	(28,482)	(49,591)	(55,412)
Noncontrolling interests:
Net (income) loss attributable to noncontrolling interests in consolidated real estate partnerships	(5,464)	11,213	4,612	1,795
Net (income) loss attributable to preferred noncontrolling interests in Aimco Operating Partnership	(1,670)	84	(5,012)	(3,292)
Net loss attributable to common noncontrolling interests in Aimco Operating Partnership	1,035	2,263	5,838	6,644

Total noncontrolling interests	(6,099)	13,560	5,438	5,147

Net loss attributable to Aimco	(1,442)	(14,922)	(44,153)	(50,265)
Net income attributable to Aimco preferred stockholders	(13,301)	(13,576)	(35,429)	(36,626)
Net income attributable to participating securities	(58)	(2)	(169)	—

Net loss attributable to Aimco common stockholders	$(14,801)	$(28,500)	$(79,751)	$(86,891)

Weighted average common shares outstanding — basic and diluted	120,339	116,434	118,939	116,264

Earnings (loss) per common share — basic and diluted:
Loss from continuing operations attributable to Aimco common stockholders	$(0.26)	$(0.35)	$(0.92)	$(1.10)
Income from discontinued operations attributable to Aimco common stockholders	0.14	0.10	0.25	0.35

Net loss attributable to Aimco common stockholders	$(0.12)	$(0.25)	$(0.67)	$(0.75)

7

Consolidated Statements of Operations (continued)
Notes to Consolidated Statements of Operations

[1]	Income from discontinued operations consists of the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Rental and other property revenues	$3,428	$21,202	$23,917	$77,596
Property operating expenses	(2,816)	(12,489)	(13,355)	(42,761)
Depreciation and amortization	(931)	(6,340)	(7,695)	(21,909)
Provision for operating real estate impairment losses	(5,522)	(1,429)	(11,829)	(9,550)

Operating (loss) income	(5,841)	944	(8,962)	3,376
Interest income	44	111	361	298
Interest expense	(862)	(4,082)	(5,252)	(14,209)

Loss before gain on dispositions of real estate and income taxes	(6,659)	(3,027)	(13,853)	(10,535)
Gain on dispositions of real estate	37,467	21,084	64,901	74,406
Income tax benefit (expense)	160	453	(89)	2,010

Income from discontinued operations, net	$30,968	$18,510	$50,959	$65,881

Income from discontinued operations attributable to:
Noncontrolling interests in consolidated real estate partnerships	$(12,734)	$(5,205)	$(18,689)	$(21,372)
Noncontrolling interests in Aimco Operating Partnership	(1,274)	(890)	(2,211)	(2,983)

Total noncontrolling interests	(14,008)	(6,095)	(20,900)	(24,355)

Income from discontinued operations attributable to Aimco	$16,960	$12,415	$30,059	$41,526

8

Consolidated Balance Sheets
(in thousands) (unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Buildings and improvements	$6,959,172	$6,979,467
Land	2,097,137	2,084,987

Total real estate	9,056,309	9,064,454
Accumulated depreciation	(2,876,894)	(2,766,897)

Net real estate	6,179,415	6,297,557
Cash and cash equivalents	75,831	111,325
Restricted cash	209,481	200,025
Accounts receivable, net	40,848	49,855
Deferred financing costs, net	46,670	46,454
Notes receivable, net	114,630	116,726
Investment in unconsolidated real estate partnerships	63,942	59,282
Other assets	250,296	199,886
Deferred income tax assets, net	61,589	58,736
Assets held for sale	—	238,720

Total assets	$7,042,702	$7,378,566

LIABILITIES AND EQUITY
Non-recourse property debt	$5,233,525	$5,291,612
Revolving credit facility borrowings	26,200	—

Total indebtedness	5,259,725	5,291,612
Accounts payable	24,999	27,322
Accrued liabilities and other	278,606	297,121
Deferred income	150,357	150,453
Security deposits	34,516	33,829
Liabilities related to assets held for sale	—	168,029

Total liabilities	5,748,203	5,968,366

Preferred noncontrolling interests in Aimco Operating Partnership	83,385	83,428
Preferred stock subject to repurchase agreement	10,000	20,000

Equity:
Perpetual Preferred Stock	656,015	657,601
Class A Common Stock	1,209	1,176
Additional paid-in capital	3,106,079	3,070,296
Accumulated other comprehensive loss	(8,312)	(2,076)
Distributions in excess of earnings	(2,803,679)	(2,680,955)

Total Aimco equity	951,312	1,046,042

Noncontrolling interests in consolidated real estate partnerships	279,997	291,458
Common noncontrolling interests in Aimco Operating Partnership	(30,195)	(30,728)

Total equity	1,201,114	1,306,772

Total liabilities and equity	$7,042,702	$7,378,566

9

Supplemental Schedule 1 (a)

Funds From Operations	(page 1 of 2)
Three Months Ended September 30, 2011 Compared to Three Months Ended September 30, 2010
(in thousands) (unaudited)

	Three Months Ended September 30, 2011				Three Months Ended September 30, 2010
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$200,556	$—	$(13,591)	$186,965	$193,974	$—	$(17,086)	$176,888
Affordable Same Store	44,132	174	(11,591)	32,715	42,686	183	(11,301)	31,568

Total Same Store	244,688	174	(25,182)	219,680	236,660	183	(28,387)	208,456
Other Conventional [1]	19,954	1,739	(977)	20,716	21,236	1,196	(1,340)	21,092
Other Affordable	4,689	12,370	(14,078)	2,981	4,935	2,180	(3,726)	3,389
Property management revenues, primarily from affiliates	194	(176)	1,850	1,868	650	(151)	1,717	2,216

Total rental and other property revenues	269,525	14,107	(38,387)	245,245	263,481	3,408	(31,736)	235,153

Property operating expenses
Conventional Same Store	75,058	—	(5,144)	69,914	72,372	—	(6,707)	65,665
Affordable Same Store	18,856	115	(5,594)	13,377	19,084	121	(5,447)	13,758

Total Same Store	93,914	115	(10,738)	83,291	91,456	121	(12,154)	79,423
Other Conventional [1]	9,833	867	(578)	10,122	9,675	655	(627)	9,703
Other Affordable	2,635	7,024	(8,062)	1,597	2,663	1,228	(1,987)	1,904
Casualties	2,782	—	(315)	2,467	1,781	(5)	305	2,081
Property management expenses	10,739	—	—	10,739	11,211	—	—	11,211

Total property operating expenses	119,903	8,006	(19,693)	108,216	116,786	1,999	(14,463)	104,322

Net real estate operations	149,622	6,101	(18,694)	137,029	146,695	1,409	(17,273)	130,831

Amortization of deferred tax credit income	7,038	—	—	7,038	7,129	—	—	7,129
Asset management revenues	(19)	—	1,363	1,344	75	(67)	866	874
Non-recurring revenues [2]	4,866	—	489	5,355	2,507	—	10	2,517

Total asset management and tax credit revenues	11,885	—	1,852	13,737	9,711	(67)	876	10,520

Investment management expenses	(2,386)	—	—	(2,386)	(2,609)	—	—	(2,609)
Depreciation and amortization related to non-real estate assets	(3,372)	(1)	48	(3,325)	(3,498)	(1)	54	(3,445)
General and administrative expenses	(12,664)	(6)	229	(12,441)	(12,096)	(7)	154	(11,949)
Other (expense) income, net	(4,870)	(253)	1,164	(3,959)	(4,416)	(6,070)	6,913	(3,573)
Interest income	3,273	10	187	3,470	2,362	(55)	725	3,032
Recovery of (provision for) losses on notes receivable	233	—	32	265	(6)	—	244	238
Interest expense	(73,152)	(2,942)	10,005	(66,089)	(74,544)	(702)	9,522	(65,724)
Income tax benefit	1,115	—	—	1,115	4,390	—	—	4,390
Discontinued operations, net of non-FFO items	(74)	—	382	308	5,109	—	(1,364)	3,745
Preferred dividends and distributions	(14,183)	—	—	(14,183)	(15,257)	—	—	(15,257)
Preferred redemption related amounts	(788)	—	—	(788)	1,765	—	—	1,765
Operating real estate impairment (losses) recoveries, net	(5,722)	(4,523)	4,475	(5,770)	(41)	(9,958)	10,696	697
Common noncontrolling interests in Aimco Operating Partnership	(3,163)	—	—	(3,163)	(3,525)	—	—	(3,525)
Amounts allocated to participating securities	(175)	—	—	(175)	(193)	—	—	(193)

Funds From Operations	45,579	(1,614)	(320)	43,645	53,847	(15,451)	10,547	48,943

Operating real estate impairment losses (recoveries), net	5,722	4,523	(4,475)	5,770	41	9,958	(10,696)	(697)
Preferred stock redemption related gains	788	—	—	788	(1,765)	—	—	(1,765)
Common noncontrolling interests in Aimco Operating Partnership	(448)	—	—	(448)	172	—	—	172
Amounts allocated to participating securities	(24)	—	—	(24)	12	—	—	12

Pro Forma Funds From Operations	$51,617	$2,909	$(4,795)	$49,731	$52,307	$(5,493)	$(149)	$46,665

		Weighted average shares — diluted FFO		120,670		Weighted average shares — diluted FFO		116,730

		Per Share:				Per Share:
		Funds From Operations		$0.36		Funds From Operations		$0.42
		Pro Forma Funds From Operations		$0.41		Pro Forma Funds From Operations		$0.40

10

Supplemental Schedule 1 (a) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP	(page 2 of 2)
Three Months Ended September 30, 2011 Compared to Three Months Ended September 30, 2010
(in thousands) (unaudited)

	Three Months Ended September 30, 2011				Three Months Ended September 30, 2010
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Pro Forma Funds From Operations	$51,617	$2,909	$(4,795)	$49,731	$52,307	$(5,493)	$(149)	$46,665

Adjustments related to continuing operations:
Depreciation and amortization	(97,321)	(3,725)	11,325	(89,721)	(101,704)	(2,492)	11,251	(92,945)
Depreciation and amortization related to non-real estate assets	3,372	1	(48)	3,325	3,498	1	(54)	3,445
Provision for operating real estate impairment losses	(149)	—	—	(149)	—	—	—	—
Income tax benefit on real estate impairment losses	(14)	—	—	(14)	—	—	—	—
Gain on dispositions of and impairments related to unconsolidated entities and other	3,095	(4,172)	1,242	165	882	(7,669)	4,332	(2,455)
Income tax benefit on gain on dispositions of real estate related to unconsolidated entities	(6)	—	—	(6)	(2)	—	—	(2)

Adjustments related to discontinued operations:
Depreciation and amortization	(931)	—	80	(851)	(6,340)	—	1,264	(5,076)
Depreciation and amortization related to non-real estate assets	5	—	(1)	4	34	—	(9)	25
Provision for operating real estate impairment losses	(5,522)	—	—	(5,522)	(1,429)	—	2,287	858
Gain on dispositions of real estate	37,467	—	(13,267)	24,200	21,084	—	(7,709)	13,375
Income tax expense arising from disposals	37	—	—	37	48	—	—	48

Total adjustments	$(59,967)	$(7,896)	$(669)	$(68,532)	$(83,929)	$(10,160)	$11,362	$(82,727)

Common noncontrolling interests in Aimco Operating Partnership’s share of adjustments	4,646	—	—	4,646	5,616	—	—	5,616
Amounts allocable to participating securities	142	—	—	142	181	—	—	181
Preferred stock redemption related gains	(788)	—	—	(788)	1,765	—	—	1,765
Equity in losses of unconsolidated real estate partnerships	(4,987)	4,987	—	—	(15,653)	15,653	—	—
Net loss attributable to noncontrolling interests in consolidated real estate partnerships	(5,464)	—	5,464	—	11,213	—	(11,213)	—

Net loss attributable to Aimco common stockholders	$(14,801)	$—	$—	$(14,801)	$(28,500)	$—	$—	$(28,500)

Notes

[1]	The results for Other Conventional include four acquisition properties and three vacant properties, Lincoln Place, Pacific Bay Vistas (formerly Treetops), and Madera Vista for the periods presented.

[2]	Non-recurring revenues consisted of the following:

	Three Months	Three Months
	Ended	Ended
	September 30,	September 30,
	2011	2010
Promotes	$—	$2,376
Other GP transactional fees	3,611	76
Tax credit syndication fees	1,255	55

Total non-recurring revenues	$4,866	$2,507

11

Supplemental Schedule 1 (b)

Funds From Operations	(page 1 of 2)
Nine Months Ended September 30, 2011 Compared to Nine Months Ended September 30, 2010
(in thousands) (unaudited)

	Nine Months Ended September 30, 2011				Nine Months Ended September 30, 2010
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$594,431	$—	$(41,699)	$552,732	$580,197	$—	$(51,180)	$529,017
Affordable Same Store	132,077	531	(34,661)	97,947	126,827	539	(33,535)	93,831

Total Same Store	726,508	531	(76,360)	650,679	707,024	539	(84,715)	622,848
Other Conventional [1]	62,933	4,126	(3,110)	63,949	63,847	3,543	(4,007)	63,383
Other Affordable	15,259	31,148	(37,887)	8,520	15,146	6,842	(13,355)	8,633
Property management revenues, primarily from affiliates	1,049	(490)	4,926	5,485	2,040	(518)	5,088	6,610

Total rental and other property revenues	805,749	35,315	(112,431)	728,633	788,057	10,406	(96,989)	701,474

Property operating expenses
Conventional Same Store	219,363	—	(16,038)	203,325	222,737	—	(20,586)	202,151
Affordable Same Store	56,751	401	(16,613)	40,539	58,830	395	(16,914)	42,311

Total Same Store	276,114	401	(32,651)	243,864	281,567	395	(37,500)	244,462
Other Conventional [1]	29,964	2,413	(1,541)	30,836	29,845	2,232	(1,981)	30,096
Other Affordable	8,611	19,397	(23,070)	4,938	8,351	4,039	(7,362)	5,028
Casualties	10,136	(11)	24	10,149	7,653	21	642	8,316
Property management expenses	31,809	—	—	31,809	35,368	—	—	35,368

Total property operating expenses	356,634	22,200	(57,238)	321,596	362,784	6,687	(46,201)	323,270

Net real estate operations	449,115	13,115	(55,193)	407,037	425,273	3,719	(50,788)	378,204

Amortization of deferred tax credit income	21,204	—	—	21,204	20,741	—	—	20,741
Asset management revenues	1,504	—	2,561	4,065	422	(67)	2,771	3,126
Non-recurring revenues [2]	6,064	—	491	6,555	3,045	—	247	3,292

Total asset management and tax credit revenues	28,772	—	3,052	31,824	24,208	(67)	3,018	27,159

Investment management expenses	(7,604)	—	—	(7,604)	(10,979)	—	—	(10,979)
Depreciation and amortization related to non-real estate assets	(9,833)	(3)	142	(9,694)	(11,238)	(4)	169	(11,073)
General and administrative expenses	(36,162)	(8)	830	(35,340)	(39,015)	(14)	1,040	(37,989)
Other (expense) income, net	(13,952)	(116)	5,990	(8,078)	(2,173)	(4,029)	7,402	1,200
Interest income	7,771	(105)	739	8,405	7,437	(140)	1,928	9,225
Recovery of (provision for) losses on notes receivable	180	—	(1,286)	(1,106)	(284)	—	(1,721)	(2,005)
Interest expense	(243,169)	(7,476)	33,302	(217,343)	(225,305)	(2,124)	29,248	(198,181)
Gain on disposition of non-depreciable assets	(69)	—	—	(69)	—	—	—	—
Income tax benefit	5,749	—	—	5,749	11,051	—	—	11,051
Discontinued operations, net of non-FFO items	5,766	—	611	6,377	21,871	—	(2,338)	19,533
Preferred dividends and distributions	(42,401)	—	—	(42,401)	(44,462)	—	—	(44,462)
Preferred redemption related amounts	1,961	—	—	1,961	4,544	—	—	4,544
Operating real estate impairment losses, net	(12,472)	(5,536)	8,058	(9,950)	(11,947)	(11,055)	11,788	(11,214)
Common noncontrolling interests in Aimco Operating Partnership	(8,905)	—	—	(8,905)	(9,247)	—	—	(9,247)
Amounts allocated to participating securities	(527)	—	—	(527)	(537)	—	—	(537)

Funds From Operations	124,220	(129)	(3,755)	120,336	139,197	(13,714)	(254)	125,229

Operating real estate impairment losses, net	12,472	5,536	(8,058)	9,950	11,947	11,055	(11,788)	11,214
Preferred stock redemption related gains	(1,961)	—	—	(1,961)	(4,544)	—	—	(4,544)
Common noncontrolling interests in Aimco Operating Partnership	(547)	—	—	(547)	(464)	—	—	(464)
Amounts allocated to participating securities	(34)	—	—	(34)	(33)	—	—	(33)

Pro Forma Funds From Operations	$134,150	$5,407	$(11,813)	$127,744	$146,103	$(2,659)	$(12,042)	$131,402

		Weighted average shares — diluted FFO		119,269		Weighted average shares — diluted FFO		116,574

		Per Share:				Per Share:
		Funds From Operations		$1.01		Funds From Operations		$1.07
		Pro Forma Funds From Operations		$1.07		Pro Forma Funds From Operations		$1.13

12

Supplemental Schedule 1 (b) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP	(page 2 of 2)
Nine Months Ended September 30, 2011 Compared to Nine Months Ended September 30, 2010
(in thousands) (unaudited)

	Nine Months Ended September 30, 2011				Nine Months Ended September 30, 2010
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Pro Forma Funds From Operations	$134,150	$5,407	$(11,813)	$127,744	$146,103	$(2,659)	$(12,042)	$131,402

Adjustments related to continuing operations:
Depreciation and amortization	(287,739)	(9,782)	34,878	(262,643)	(305,066)	(4,603)	34,536	(275,133)
Depreciation and amortization related to non-real estate assets	9,833	3	(142)	9,694	11,238	4	(169)	11,073
Provision for operating real estate impairment losses	(149)	—	—	(149)	—	—	—	—
Income tax benefit on real estate impairment losses	4	—	—	4	—	—	—	—
Gain on dispositions of and impairments related to unconsolidated entities and other	5,182	(4,060)	(124)	998	5,368	(4,541)	(2,209)	(1,382)
Income tax benefit on gain on dispositions of real estate related to unconsolidated entities	(45)	—	—	(45)	(10)	—	—	(10)

Adjustments related to discontinued operations:
Depreciation and amortization	(7,695)	—	1,013	(6,682)	(21,909)	—	4,701	(17,208)
Depreciation and amortization related to non-real estate assets	35	—	(6)	29	116	—	(1)	115
Provision for operating real estate impairment losses	(11,829)	—	2,109	(9,720)	(9,551)	—	(1,468)	(11,019)
Gain on dispositions of real estate	64,901	—	(21,303)	43,598	74,406	—	(21,553)	52,853
Income tax (expense) benefit arising from disposals	(223)	—	—	(223)	948	—	—	948

Total adjustments	$(227,725)	$(13,839)	$16,425	$(225,139)	$(244,460)	$(9,140)	$13,837	$(239,763)

Common noncontrolling interests in Aimco Operating Partnership’s share of adjustments	15,291	—	—	15,291	16,355	—	—	16,355
Amounts allocable to participating securities	392	—	—	392	571	—	—	571
Preferred stock redemption related gains	1,961	—	—	1,961	4,544	—	—	4,544
Equity in (losses) income of unconsolidated real estate partnerships	(8,432)	8,432	—	—	(11,799)	11,799	—	—
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	4,612	—	(4,612)	—	1,795	—	(1,795)	—

Net loss attributable to Aimco common stockholders	$(79,751)	$—	$—	$(79,751)	$(86,891)	$—	$—	$(86,891)

Notes

[1]	The results for Other Conventional include four acquisition properties and three vacant properties, Lincoln Place, Pacific Bay Vistas (formerly Treetops), and Madera Vista for the periods presented.

[2]	Non-recurring revenues consisted of the following:

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2011	2010
Promotes	$—	$2,727
Other GP transactional fees	4,775	2,492
Tax credit syndication fees	1,289	(2,174)

Total non-recurring revenues	$6,064	$3,045

13

Supplemental Schedule 2
Portfolio Summary
As of September 30, 2011
(unaudited)

	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Owned Real Estate Portfolio:
Conventional Same Store	162	57,209	53,518	94%
Affordable Same Store	144	18,212	12,709	70%

Total Same Store	306	75,421	66,227	88%

Conventional Redevelopment [1]	3	1,130	1,130	100%
Conventional Acquisition	4	142	72	51%
Other Conventional	36	6,300	5,100	81%
Other Affordable	57	5,828	1,088	19%

Total owned real estate portfolio	406	88,821	73,617	83%

Total Conventional owned real estate portfolio	205	64,781	59,820	92%

Total Affordable owned real estate portfolio	201	24,040	13,797	57%

Fee-Managed Portfolio:
Property-Managed for third parties	1	64
Asset-Managed	158	11,169

Total fee-managed portfolio	159	11,233

Total Portfolio	565	100,054

[1]	At September 30, 2011 Aimco’s Conventional Redevelopment portfolio included three vacant properties, Lincoln Place, Pacific Bay Vistas (formerly Treetops) and Madera Vista.

14

Supplemental Schedule 3

Net Asset Value Supplemental Information (in thousands) (unaudited)	(page 1 of 2)
One measure of stockholder value is Net Asset Value (NAV), which is the estimated fair value of assets, net of debt and preferred equity. The information provided below is intended to assist users of Aimco’s financial information in making their own estimates of Aimco’s NAV. See the following page for notes to the supplemental information provided below.
Trailing Twelve Month Net Operating Income Data

	Proportionate Property Net Operating Income
	Conventional Same
	Store and Other [1]	Affordable	Total
Rental and other property revenues	$818,935	$142,467	$961,402
Property operating expenses	(309,201)	(61,519)	(370,720)

Property NOI	509,734	80,948	590,682

Assumed property management fee (3.5% of revenues)	(28,663)	(4,986)	(33,649)

Property NOI net of assumed property management fee	$481,071	$75,962	$557,033

Proportionate Balance Sheet Data As of September 30, 2011

		Proportionate
	Consolidated	Share of		Proportionate
	GAAP	Unconsolidated	Noncontrolling	Balance
	Balance Sheet	Partnerships	Interests	Sheet
Assets
Real estate	$9,056,309	$96,350	$(787,999)	$8,364,660
Accumulated depreciation	(2,876,894)	(27,544)	246,588	(2,657,850)

Net real estate [2]	6,179,415	68,806	(541,411)	5,706,810

Cash and cash equivalents	75,831	1,305	(31,293)	45,843
Restricted cash	209,481	7,136	(32,377)	184,240
Accounts receivable, net	40,848	133	(3,822)	37,159
Notes receivable, net	114,630	—	(1,355)	113,275
Investment in unconsolidated real estate partnerships [3]	63,942	(24,726)	(25,460)	13,756
Deferred financing costs, net [4]	46,670	526	(6,863)	40,333
Goodwill [4]	64,416	—	—	64,416
Investment in management contracts [4]	636	—	—	636
Other assets [5]	246,833	454	19,576	266,863

Total assets	$7,042,702	$53,634	$(623,005)	$6,473,331

Liabilities and Equity
Non-recourse property debt	$5,233,525	$33,456	$(520,752)	$4,746,229
Revolving credit facility borrowings	26,200	—	—	26,200
Deferred income [6]	150,357	78	—	150,435
Other liabilities	338,121	20,100	(72,585)	285,636

Total liabilities	5,748,203	53,634	(593,337)	5,208,500

Preferred noncontrolling interests in Aimco Operating Partnership [7]	83,385	—	—	83,385
Preferred stock subject to repurchase agreement [7]	10,000	—	—	10,000
Perpetual preferred stock [7]	656,015	—	—	656,015
Other Aimco equity	295,297	—	250,329	545,626
Noncontrolling interests in consolidated real estate partnerships	279,997	—	(279,997)	—
Common noncontrolling interests in Aimco Operating Partnership	(30,195)	—	—	(30,195)

Total liabilities and equity	$7,042,702	$53,634	$(623,005)	$6,473,331

15

Supplemental Schedule 3 (continued)

Net Asset Value Supplemental Information	(page 2 of 2)
(in thousands) (unaudited)

[1]
Proportionate Property Net Operating amounts for Other Conventional include the results of Lincoln Place and Pacific Bay Vistas, two redevelopment properties that were vacant during the period presented, and the results of Madera Vista, a vacant redevelopment property acquired during the third quarter 2011.

[2]
Net real estate includes three redevelopment properties that have September 30, 2011 net book values of $246.2 million in total. Aimco refers to these properties collectively as part of its redevelopment pipeline.

[3]
Aimco’s internal NAV estimate is computed based on Aimco’s share of NOI and as such takes into account Aimco’s share of NOI attributable to unconsolidated partnerships. For this reason, investment in unconsolidated real estate partnerships is excluded from non-real estate assets in Aimco’s internal NAV computation.

[4]
Deferred financing costs, goodwill and investment in management contracts represent non-tangible assets for which cash has already been paid by Aimco. As such, these amounts are excluded from Aimco’s internal NAV computation.

[5]
Includes notes receivable from consolidated partnerships that are eliminated in the consolidated balance sheet. The noncontrolling partners’ share of amounts payable to Aimco pursuant to those notes is added to the GAAP-based amounts to arrive at the proportionate balance presented.

[6]
Deferred income includes $95.7 million of unamortized cash contributions received by Aimco in exchange for the sale of tax credit and related tax benefits. These cash contributions are deferred upon receipt and amortized into earnings in future periods as Aimco delivers the tax credits and related benefits to the investors. Certain of Aimco’s tax credit arrangements provide for contributions to be made in installments, which contributions are not reflected in Aimco’s consolidated financial statements until such time as the contributions are received.

Deferred income and the future earnings associated with the deferred income are excluded from Aimco’s internal estimates of NAV. However, amortization of deferred tax credit income is included in net income and, as such, FFO. Projected amortization of deferred tax credit contributions received and to be received is presented below.

September 30, 2011
Deferred tax credit income balance	$95,711
Contributions to be received in the future	64,204

Total to be amortized	$159,915

	Amortization of	Estimated Income	Projected Income,
	Deferred Income	Taxes	net of tax
Year Ending December 31,
2011	$6,840	$(2,668)	$4,172
2012	27,341	(10,663)	16,678
2013	27,089	(10,565)	16,524
2014	26,215	(10,224)	15,991
2015	22,061	(8,604)	13,457
Thereafter	50,369	(19,643)	30,726

Total	$159,915	$(62,367)	$97,548

[7]
Aimco’s internal NAV computation includes Preferred noncontrolling interests in Aimco Operating Partnership, Preferred stock subject to repurchase agreement and Perpetual preferred stock as a reduction of NAV attributable to Aimco common stockholders. See Schedule 5.

16

Supplemental Schedule 4

Non-recourse Property Debt Information	(page 1 of 2)
As of September 30, 2011
(dollars in thousands) (unaudited)
Property Debt Balances and Characteristics

		Proportionate			Weighted
		Share of			Average
		Unconsolidated	Noncontrolling	Total Aimco	Maturity	Weighted
Debt	Consolidated	Partnerships	Interests	Share	(years)	Average Rate

Conventional Portfolio:
Fixed rate loans payable [1]	$4,290,261	$—	$(289,520)	$4,000,741	7.4	5.83%
Floating rate loans payable [2]	22,279	—	(2,050)	20,229	1.5	1.57%

Total property loans payable	4,312,540	—	(291,570)	4,020,970	7.3	5.81%

Fixed rate tax-exempt bonds	52,075	—	(3,338)	48,737	5.1	6.75%
Floating rate tax-exempt bonds [2]	138,233	—	(5,278)	132,955	8.9	0.60%

Total property tax-exempt bond financing	190,308	—	(8,616)	181,692	7.9	2.28%

Total Conventional portfolio	4,502,848	—	(300,186)	4,202,662	7.4	5.66%

Affordable Portfolio:
Fixed rate loans payable	475,076	31,810	(190,521)	316,365	13.5	4.83%
Floating rate loans payable	30,472	8	(17,143)	13,337	7.0	3.28%

Total property loans payable	505,548	31,818	(207,664)	329,702	13.1	4.74%

Fixed rate tax-exempt bonds	95,321	1,638	(12,902)	84,057	26.9	4.95%
Floating rate tax-exempt bonds [2]	129,808	—	—	129,808	3.8	2.35%

Total property tax-exempt bond financing	225,129	1,638	(12,902)	213,865	13.6	3.45%

Total Affordable portfolio	730,677	33,456	(220,566)	543,567	13.3	4.34%

Total non-recourse property debt	$5,233,525	$33,456	$(520,752)	$4,746,229	8.2	5.47%

[1]
During June 2011, $673.8 million (original principal amount) of fixed rate loans payable were securitized and Aimco purchased for $51.5 million the first loss and two mezzanine positions in the trust that holds these loans. The investments, which have a face value of $100.9 million, are presented in other assets on Aimco’s consolidated balance sheet. The weighted average interest rate on the securitized loans payable of 5.49% is reflected in the table above. The effective rate, after adjustment for the estimated interest on the investments in the securitization trust, is 5.19%.

[2]
Floating rate debt presented above includes $144.3 million of fixed rate debt that is effectively converted to floating rates using total rate of return swaps. At September 30, 2011, the carrying amount of this debt totaled $136.5 million, after recognition of changes in the debt’s fair value.

Aimco Share Property Debt

					% of Floating
	Amount	% of Total		Amount	Rate Debt
Fixed rate debt	$4,449,900	94%	Floating rate tax-exempt bonds	$262,763	89%
Floating rate debt	296,329	6%	Floating rate loans payable	33,566	11%

Total	$4,746,229		Total	$296,329

				Maturities as
				a Percent	Average Rate on
	Amortization	Maturities	Total	of Total Debt	Maturing Debt
2011 Q4	$20,649	$6,285	$26,934	0.13%	2.87%

2012 Q1	21,076	—	21,076	—	—
2012 Q2 [3]	21,543	140,960	162,503	2.97%	2.28%
2012 Q3	20,999	90,183	111,182	1.90%	6.16%
2012 Q4	20,891	18,978	39,869	0.40%	1.58%

Total 2012	84,509	250,121	334,630	5.27%	3.57%

2013	84,594	295,765	380,359	6.23%	5.49%
2014	84,152	228,786	312,938	4.82%	5.59%
2015	83,382	185,737	269,119	3.91%	4.84%
2016	80,563	381,295	461,858	8.03%	5.63%
2017	74,133	442,527	516,660	9.32%	5.93%
2018	68,241	233,736	301,977	4.92%	4.64%
2019	60,605	451,441	512,046	9.51%	5.98%
2020	52,792	388,330	441,122	8.18%	6.33%
2021 [4]	31,970	672,178	704,148	14.16%	5.74%
Thereafter	284,113	200,325	484,438	4.22%	4.46%

Total	$1,009,703	$3,736,526	$4,746,229

[3]
Q2 2012 maturities include approximately $130.1 million of debt ($122.4 million at carrying amount) subject to total return swaps for which the swap maturity dates are in 2012 and the related debt maturities are beyond 2012. In the event Aimco is unable refinance the debt to which these swaps relate prior to the swap maturity dates, Aimco would have to pay a termination payment (currently $7.7 million) to the counterparties.

[4]
2021 maturities include $100.9 million that will effectively repay Aimco’s first loss and mezzanine positions in the securitization discussed in Note 1 above. After consideration of the repayment of these investments, Aimco’s net effective maturities exposure for 2021 is $571.3 million, or 12.3% of maturities as a percentage of total debt.

17

Supplemental Schedule 4 (continued)

Non-recourse Property Debt Information	(page 2 of 2)
As of September 30, 2011
(in millions) (unaudited)
Year-to-Date Property Loan Closings

	Aimco
	Original	Aimco New	Aimco Net
	Loan	Loan	(Repayment)	Prior	New
Original Loan Maturity Year	Amount	Amount [1]	Proceeds [2]	Rate	Rate [3]

2011 [4]	$98.7	$89.3	$(9.8)	5.76%	3.75%
2012 [4][5][6]	166.1	164.8	(3.5)	1.90%	5.20%
2013 [6]	13.1	23.7	13.4	4.98%	5.54%
2014 [4][6]	124.4	121.5	(7.9)	5.74%	4.83%
2015 [4][6]	172.7	166.4	(18.7)	5.94%	5.44%
2016 [6]	25.8	32.5	6.5	5.57%	5.38%
2020	4.3	7.3	2.0	7.90%	4.99%
2040	45.7	46.5	0.2	6.88%	4.15%
New loans	—	4.1	3.9		3.45%

Totals	$650.8	$656.1	$(13.9)	4.89%	4.93%

Net Change in Leverage from Refinancings	$5.3
Non-refinancing Loan Repayments	(8.4)
Aimco’s FREMF 2011 K-AIV Investments [6]	(51.5)

Net Change in Leverage After Loan Repayments and Trust Investment but Before Amortization	$(54.6)

[1]	New loans typically have terms ranging from 7 to 10 years.

[2]	Aimco Net (Repayment) Proceeds is (inclusive of) after transaction costs, prepayment penalties and payment of distributions to noncontrolling partners.

[3]	The interest rates on all New Loans closed during the period are fixed.

[4]	As part of Aimco’s leverage strategy, Aimco reduced the sizing of these loans, resulting in net repayments in connection with the refinancing transactions.

[5]	$132.0 million of the Original Loans had a variable interest rate indexed to SIFMA, which was significantly less than the corresponding New Loans’ fixed rates.

[6]
In June 2011, Freddie Mac securitized $673.8 million (original principal amount) of Aimco’s fixed rate loans payable and Aimco purchased for $51.5 million the first loss and two mezzanine positions in the FREMF 2011 K-AIV securitization trust that holds these loans. The investments, which have a face value of $100.9 million, are presented in other assets on Aimco’s consolidated balance sheet. The effective deleveraging during the nine months ended September 30, 2011 resulting from these investments is reflected in the Net Change in Leverage shown above. The weighted average interest rate on the securitized loans payable of 5.49% is reflected in the table above. The effective rate, after adjustment for the estimated interest on the investments in the securitization trust, is 5.19%.

Debt Ratios

	Amount	Covenant

EBITDA coverage of interest	2.14:1	n/a
EBITDA coverage of interest and preferred dividends	1.75:1	n/a
Debt service coverage ratio	1.60:1	1.40:1
Fixed charge coverage ratio	1.36:1	1.20:1
Credit Ratings

Moody’s Investor Service	Corporate Family Rating	Ba1 (stable outlook)
Standard and Poor’s	Corporate Credit Rating	BB+ (stable)

18

Supplemental Schedule 5
Share Data
(in thousands) (unaudited)
Preferred Securities

	Shares/Units
	Outstanding	Date First
	as of	Available for
	September 30,	Redemption by
	2011	Aimco	Coupon	Amount
Perpetual Preferred Stock:
Class T	6,000	7/31/2008	8.000%	150,000
Class U	12,000	3/24/2009	7.750%	300,000
Class V [1]	2,588	9/29/2009	8.000%	64,688
Class Y	3,450	12/21/2009	7.875%	86,250
Class Z [2]	824	7/29/2016	7.000%	20,595
Series A Community Reinvestment Act [3]	—	6/30/2011	1.500%	47,000

Total perpetual preferred stock				668,533

Preferred Partnership Units [4]	3,061		8.096%	82,515

Total outstanding preferred securities				$751,048

Common Stock, Partnership Units and Equivalents

	As of	Three Months Ended		Nine Months Ended
	September 30,	September 30, 2011		September 30, 2011
	2011	EPS	FFO	EPS	FFO
Class A Common Stock outstanding	120,433	120,339	120,339	118,939	118,939
Dilutive securities:
Options and restricted stock	373	—	331	—	330

Total shares and dilutive share equivalents	120,806	120,339	120,670	118,939	119,269

Common Partnership Units and equivalents [5]	8,290

Total shares, units and dilutive share equivalents	129,096

Notes

[1]
During the third quarter, primarily using proceeds from the issuance of Class Z Preferred Stock, Aimco redeemed 862,500 shares (25% of the amount outstanding) of the Class V Preferred Stock for a redemption price of $25.00 per share, or $21.6 million in aggregate.

[2]
During the third quarter, Aimco issued approximately 823,800 shares of Class Z Preferred Stock for an average price of $24.21 per share. After underwriting discounts, commissions and transaction costs, these issuances generated net proceeds of approximately $19.0 million.

[3]
Represents 94 shares at a liquidation preference per share of $500,000. The remaining amount at September 30, 2011, includes $10.0 million, which is subject to a repurchase agreement and is classified within temporary equity in the consolidated balance sheet. The dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate plus 1.25%, calculated as of the beginning of each quarterly period.

[4]	Coupon is based on a weighted average of all outstanding series of Preferred Partnership Units.

[5]
Includes the Aimco Operating Partnership’s common OP Units and Class I High Performance Units, which are included in noncontrolling interests in Aimco Operating Partnership in our consolidated financial statements and Schedule 1.

19

Supplemental Schedule 6(a)
Conventional Same Store Operating Results
Third Quarter 2011 Compared to Third Quarter 2010
(in thousands, except site and unit data) (unaudited)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	3Q 2011	3Q 2010	Growth	3Q 2011	3Q 2010	Growth	3Q 2011	3Q 2010	Growth	3Q 2011	3Q 2011	3Q 2010	3Q 2011	3Q 2010

Target Markets
Los Angeles	13	3,949	3,297	$19,343	$18,829	2.7%	$5,493	$6,014	-8.7%	$13,850	$12,815	8.1%	71.6%	96.5%	96.5%	$2,030	$1,983
Orange County	4	1,213	1,143	5,636	5,352	5.3%	1,797	1,885	-4.7%	3,839	3,467	10.7%	68.1%	97.0%	95.8%	1,550	1,504
San Diego	6	2,144	2,073	8,346	8,020	4.1%	2,518	2,349	7.2%	5,828	5,671	2.8%	69.8%	95.6%	96.3%	1,247	1,206

Southern CA Total	23	7,306	6,513	33,325	32,201	3.5%	9,808	10,248	-4.3%	23,517	21,953	7.1%	70.6%	96.3%	96.3%	1,721	1,676
East Bay	2	413	353	1,470	1,393	5.5%	504	583	-13.6%	966	810	19.3%	65.7%	97.3%	97.3%	1,264	1,201
San Jose	1	224	224	1,078	1,047	3.0%	249	408	-39.0%	829	639	29.7%	76.9%	95.5%	98.1%	1,540	1,466
San Francisco	5	774	774	3,964	3,672	8.0%	1,314	1,412	-6.9%	2,650	2,260	17.3%	66.9%	96.5%	97.4%	1,574	1,478

Northern CA Total	8	1,411	1,351	6,512	6,112	6.5%	2,067	2,403	-14.0%	4,445	3,709	19.8%	68.3%	96.6%	97.5%	1,477	1,395
Seattle	2	239	200	958	930	3.0%	366	347	5.5%	592	583	1.5%	61.8%	94.7%	97.9%	1,415	1,357

Pacific Total	33	8,956	8,064	40,795	39,243	4.0%	12,241	12,998	-5.8%	28,554	26,245	8.8%	70.0%	96.3%	96.6%	1,675	1,623

Suburban New York — New Jersey	2	1,162	944	3,687	3,699	-0.3%	1,398	1,324	5.6%	2,289	2,375	-3.6%	62.1%	95.3%	95.0%	1,188	1,180
Washington — NoVa — MD	15	6,711	6,592	26,449	24,942	6.0%	9,236	8,192	12.7%	17,213	16,750	2.8%	65.1%	96.2%	96.9%	1,276	1,206
Boston	9	3,068	3,068	11,082	10,587	4.7%	4,228	3,988	6.0%	6,854	6,599	3.9%	61.8%	96.8%	95.5%	1,156	1,139
Philadelphia	6	3,573	3,428	14,304	13,802	3.6%	6,124	5,863	4.5%	8,180	7,939	3.0%	57.2%	94.7%	95.3%	1,255	1,223

Northeast Total	32	14,514	14,032	55,522	53,030	4.7%	20,986	19,367	8.4%	34,536	33,663	2.6%	62.2%	95.9%	96.0%	1,238	1,194

Miami	5	2,471	2,359	12,209	11,701	4.3%	4,796	4,663	2.9%	7,413	7,038	5.3%	60.7%	96.1%	95.8%	1,579	1,546
Palm Beach — Fort Lauderdale	3	893	893	2,343	2,322	0.9%	1,159	893	29.8%	1,184	1,429	-17.1%	50.5%	94.7%	94.1%	807	826
Orlando	7	2,051	2,051	4,899	4,799	2.1%	2,187	2,060	6.2%	2,712	2,739	-1.0%	55.4%	95.6%	95.4%	720	720
Tampa	5	1,455	1,388	3,277	3,253	0.7%	1,453	1,283	13.3%	1,824	1,970	-7.4%	55.7%	94.7%	94.7%	707	710
Jacksonville	4	1,643	1,643	4,207	4,146	1.5%	2,034	1,809	12.4%	2,173	2,337	-7.0%	51.7%	95.0%	97.3%	772	761

Florida Total	24	8,513	8,334	26,935	26,221	2.7%	11,629	10,708	8.6%	15,306	15,513	-1.3%	56.8%	95.4%	95.6%	988	978

Houston	6	2,509	2,050	4,498	4,536	-0.8%	2,027	2,091	-3.1%	2,471	2,445	1.1%	54.9%	91.3%	93.7%	687	693
Denver	8	2,177	1,731	5,515	5,151	7.1%	1,678	1,668	0.6%	3,837	3,483	10.2%	69.6%	97.1%	97.8%	875	822
Phoenix	12	3,017	2,605	5,865	5,558	5.5%	2,464	2,390	3.1%	3,401	3,168	7.4%	58.0%	95.2%	96.3%	663	637
Dallas — Fort Worth	2	569	569	1,322	1,313	0.7%	666	674	-1.2%	656	639	2.7%	49.6%	93.6%	96.5%	716	695
Atlanta	4	992	822	2,439	2,323	5.0%	775	836	-7.3%	1,664	1,487	11.9%	68.2%	96.5%	96.8%	926	893

Sunbelt Total	56	17,777	16,111	46,574	45,102	3.3%	19,239	18,367	4.7%	27,335	26,735	2.2%	58.7%	95.0%	95.8%	866	847

Chicago	12	3,804	3,643	13,158	12,967	1.5%	5,024	4,174	20.4%	8,134	8,793	-7.5%	61.8%	94.2%	96.7%	1,121	1,088

Total Target Markets	133	45,051	41,850	156,049	150,342	3.8%	57,490	54,906	4.7%	98,559	95,436	3.3%	63.2%	95.5%	96.1%	1,170	1,134

Other
Baltimore	3	701	628	2,261	2,251	0.4%	857	839	2.1%	1,404	1,412	-0.6%	62.1%	95.7%	96.4%	1,176	1,162
Nashville	4	1,114	865	2,484	2,405	3.3%	1,017	897	13.4%	1,467	1,508	-2.7%	59.1%	95.8%	95.7%	863	840
Norfolk — Richmond	5	1,495	1,406	4,409	4,329	1.8%	1,424	1,405	1.4%	2,985	2,924	2.1%	67.7%	96.6%	96.6%	955	946
Other Markets	17	8,848	8,769	21,507	21,093	2.0%	9,343	9,198	1.6%	12,164	11,895	2.3%	56.6%	93.6%	95.6%	745	726

Total Other	29	12,158	11,668	30,661	30,078	1.9%	12,641	12,339	2.4%	18,020	17,739	1.6%	58.8%	94.3%	95.8%	808	789

CONVENTIONAL SAME STORE SALES TOTALS	162	57,209	53,518	$186,710	$180,420	3.5%	$70,131	$67,245	4.3%	$116,579	$113,175	3.0%	62.4%	95.2%	96.0%	$1,094	$1,061

20

Supplemental Schedule 6(b)
Conventional Same Store Operating Results
Third Quarter 2011 Compared to Second Quarter 2011
(in thousands, except site and unit data) (unaudited)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	3Q 2011	2Q 2011	Growth	3Q 2011	2Q 2011	Growth	3Q 2011	2Q 2011	Growth	3Q 2011	3Q 2011	2Q 2011	3Q 2011	2Q 2011

Target Markets
Los Angeles	13	3,949	3,297	$19,343	$18,952	2.1%	$5,493	$5,532	-0.7%	$13,850	$13,420	3.2%	71.6%	96.5%	96.6%	$2,030	$1,992
Orange County	4	1,213	1,143	5,636	5,576	1.1%	1,797	1,620	10.9%	3,839	3,956	-3.0%	68.1%	97.0%	97.9%	1,550	1,522
San Diego	6	2,144	2,073	8,346	8,166	2.2%	2,518	2,351	7.1%	5,828	5,815	0.2%	69.8%	95.6%	95.7%	1,247	1,229

Southern CA Total	23	7,306	6,513	33,325	32,694	1.9%	9,808	9,503	3.2%	23,517	23,191	1.4%	70.6%	96.3%	96.5%	1,721	1,691
East Bay	2	413	353	1,470	1,443	1.9%	504	538	-6.3%	966	905	6.7%	65.7%	97.3%	98.5%	1,264	1,233
San Jose	1	224	224	1,078	1,071	0.7%	249	395	-37.0%	829	676	22.6%	76.9%	95.5%	97.1%	1,540	1,494
San Francisco	5	774	774	3,964	3,817	3.9%	1,314	1,361	-3.5%	2,650	2,456	7.9%	66.9%	96.5%	97.3%	1,574	1,526

Northern CA Total	8	1,411	1,351	6,512	6,331	2.9%	2,067	2,294	-9.9%	4,445	4,037	10.1%	68.3%	96.6%	97.6%	1,477	1,435
Seattle	2	239	200	958	963	-0.5%	366	318	15.1%	592	645	-8.2%	61.8%	94.7%	97.4%	1,415	1,388

Pacific Total	33	8,956	8,064	40,795	39,988	2.0%	12,241	12,115	1.0%	28,554	27,873	2.4%	70.0%	96.3%	96.7%	1,675	1,642

Suburban New York — New Jersey	2	1,162	944	3,687	3,687	0.0%	1,398	1,298	7.7%	2,289	2,389	-4.2%	62.1%	95.3%	95.1%	1,188	1,183
Washington — NoVa — MD	15	6,711	6,592	26,449	25,945	1.9%	9,236	7,851	17.6%	17,213	18,094	-4.9%	65.1%	96.2%	96.5%	1,276	1,256
Boston	9	3,068	3,068	11,082	10,877	1.9%	4,228	4,230	0.0%	6,854	6,647	3.1%	61.8%	96.8%	96.3%	1,156	1,149
Philadelphia	6	3,573	3,428	14,304	13,938	2.6%	6,124	6,019	1.7%	8,180	7,919	3.3%	57.2%	94.7%	95.2%	1,255	1,236

Northeast Total	32	14,514	14,032	55,522	54,447	2.0%	20,986	19,398	8.2%	34,536	35,049	-1.5%	62.2%	95.9%	96.0%	1,238	1,223

Miami	5	2,471	2,359	12,209	11,991	1.8%	4,796	4,483	7.0%	7,413	7,508	-1.3%	60.7%	96.1%	96.4%	1,579	1,556
Palm Beach — Fort Lauderdale	3	893	893	2,343	2,332	0.5%	1,159	1,073	8.0%	1,184	1,259	-6.0%	50.5%	94.7%	96.5%	807	798
Orlando	7	2,051	2,051	4,899	4,837	1.3%	2,187	2,013	8.6%	2,712	2,824	-4.0%	55.4%	95.6%	95.2%	720	721
Tampa	5	1,455	1,388	3,277	3,239	1.2%	1,453	1,388	4.7%	1,824	1,851	-1.5%	55.7%	94.7%	94.5%	707	706
Jacksonville	4	1,643	1,643	4,207	4,069	3.4%	2,034	1,868	8.9%	2,173	2,201	-1.3%	51.7%	95.0%	94.9%	772	762

Florida Total	24	8,513	8,334	26,935	26,468	1.8%	11,629	10,825	7.4%	15,306	15,643	-2.2%	56.8%	95.4%	95.5%	988	979
Houston	6	2,509	2,050	4,498	4,562	-1.4%	2,027	1,998	1.5%	2,471	2,564	-3.6%	54.9%	91.3%	93.1%	687	693
Denver	8	2,177	1,731	5,515	5,241	5.2%	1,678	1,685	-0.4%	3,837	3,556	7.9%	69.6%	97.1%	97.4%	875	847
Phoenix	12	3,017	2,605	5,865	5,634	4.1%	2,464	2,194	12.3%	3,401	3,440	-1.1%	58.0%	95.2%	95.9%	663	648
Dallas — Fort Worth	2	569	569	1,322	1,325	-0.2%	666	574	16.0%	656	751	-12.6%	49.6%	93.6%	95.6%	716	705
Atlanta	4	992	822	2,439	2,419	0.8%	775	794	-2.4%	1,664	1,625	2.4%	68.2%	96.5%	97.9%	926	908

Sunbelt Total	56	17,777	16,111	46,574	45,649	2.0%	19,239	18,070	6.5%	27,335	27,579	-0.9%	58.7%	95.0%	95.6%	866	854

Chicago	12	3,804	3,643	13,158	13,162	0.0%	5,024	4,915	2.2%	8,134	8,247	-1.4%	61.8%	94.2%	97.0%	1,121	1,104

Total Target Markets	133	45,051	41,850	156,049	153,246	1.8%	57,490	54,498	5.5%	98,559	98,748	-0.2%	63.2%	95.5%	96.1%	1,170	1,152

Other
Baltimore	3	701	628	2,261	2,201	2.7%	857	787	8.9%	1,404	1,414	-0.7%	62.1%	95.7%	95.4%	1,176	1,160
Nashville	4	1,114	865	2,484	2,461	0.9%	1,017	867	17.3%	1,467	1,594	-8.0%	59.1%	95.8%	95.0%	863	869
Norfolk — Richmond	5	1,495	1,406	4,409	4,458	-1.1%	1,424	1,352	5.3%	2,985	3,106	-3.9%	67.7%	96.6%	94.9%	955	968
Other Markets	17	8,848	8,769	21,507	21,469	0.2%	9,343	9,100	2.7%	12,164	12,369	-1.7%	56.6%	93.6%	95.2%	745	737

Total Other	29	12,158	11,668	30,661	30,589	0.2%	12,641	12,106	4.4%	18,020	18,483	-2.5%	58.8%	94.3%	95.2%	808	802

CONVENTIONAL SAME STORE SALES TOTALS	162	57,209	53,518	$186,710	$183,835	1.6%	$70,131	$66,604	5.3%	$116,579	$117,231	-0.6%	62.4%	95.2%	95.9%	$1,094	$1,078

21

Supplemental Schedule 6(c)
Conventional Same Store Operating Results
Nine Months Ended September 30, 2011 Compared to Nine Months Ended September 30, 2010
(in thousands, except site and unit data) (unaudited)

													Operating
				Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
			Effective	YTD 3Q	YTD 3Q		YTD 3Q	YTD 3Q		YTD 3Q	YTD 3Q		YTD 3Q	YTD 3Q	YTD 3Q	YTD 3Q	YTD 3Q
	Properties	Units	Units	2011	2010	Growth	2011	2010	Growth	2011	2010	Growth	2011	2011	2010	2011	2010
Target Markets
Los Angeles	13	3,949	3,297	$57,078	$56,544	0.9%	$16,881	$17,832	-5.3%	$40,197	$38,712	3.8%	70.4%	96.5%	96.4%	$2,000	$1,992
Orange County	4	1,213	1,143	16,614	16,077	3.3%	5,119	5,390	-5.0%	11,495	10,687	7.6%	69.2%	97.2%	96.3%	1,527	1,503
San Diego	6	2,144	2,073	24,514	23,501	4.3%	7,015	7,164	-2.1%	17,499	16,337	7.1%	71.4%	95.7%	95.6%	1,231	1,195

Southern CA Total	23	7,306	6,513	98,206	96,122	2.2%	29,015	30,386	-4.5%	69,191	65,736	5.3%	70.5%	96.4%	96.1%	1,697	1,678
East Bay	2	413	353	4,335	4,174	3.9%	1,600	1,777	-10.0%	2,735	2,397	14.1%	63.1%	97.7%	97.4%	1,241	1,196
San Jose	1	224	224	3,213	3,119	3.0%	1,064	1,274	-16.5%	2,149	1,845	16.5%	66.9%	97.0%	97.5%	1,501	1,478
San Francisco	5	774	774	11,494	10,836	6.1%	3,830	4,146	-7.6%	7,664	6,690	14.6%	66.7%	97.0%	97.2%	1,531	1,465

Northern CA Total	8	1,411	1,351	19,042	18,129	5.0%	6,494	7,197	-9.8%	12,548	10,932	14.8%	65.9%	97.2%	97.3%	1,441	1,388
Seattle	2	239	200	2,841	2,751	3.3%	1,012	1,024	-1.2%	1,829	1,727	5.9%	64.4%	96.3%	97.3%	1,389	1,355

Pacific Total	33	8,956	8,064	120,089	117,002	2.6%	36,521	38,607	-5.4%	83,568	78,395	6.6%	69.6%	96.5%	96.3%	1,648	1,623

Suburban New York — New Jersey	2	1,162	944	10,981	11,003	-0.2%	3,994	3,578	11.6%	6,987	7,425	-5.9%	63.6%	95.3%	95.6%	1,180	1,185
Washington — NoVa — MD	15	6,711	6,592	78,357	74,267	5.5%	24,842	24,429	1.7%	53,515	49,838	7.4%	68.3%	96.5%	96.8%	1,259	1,197
Boston	9	3,068	3,068	32,654	32,138	1.6%	13,003	12,470	4.3%	19,651	19,668	-0.1%	60.2%	96.4%	96.0%	1,147	1,141
Philadelphia	6	3,573	3,428	42,390	41,564	2.0%	18,287	17,810	2.7%	24,103	23,754	1.5%	56.9%	95.3%	95.3%	1,239	1,218

Northeast Total	32	14,514	14,032	164,382	158,972	3.4%	60,126	58,287	3.2%	104,256	100,685	3.5%	63.4%	96.1%	96.2%	1,224	1,189

Miami	5	2,471	2,359	36,155	34,925	3.5%	13,760	14,989	-8.2%	22,395	19,936	12.3%	61.9%	96.9%	96.5%	1,558	1,533
Palm Beach — Fort Lauderdale	3	893	893	7,012	7,078	-0.9%	3,335	3,139	6.2%	3,677	3,939	-6.7%	52.4%	95.8%	94.3%	802	831
Orlando	7	2,051	2,051	14,530	14,306	1.6%	6,269	6,214	0.9%	8,261	8,092	2.1%	56.9%	95.4%	94.8%	720	721
Tampa	5	1,455	1,388	9,773	9,858	-0.9%	4,227	4,200	0.6%	5,546	5,658	-2.0%	56.7%	95.2%	95.1%	704	715
Jacksonville	4	1,643	1,643	12,309	12,358	-0.4%	5,884	5,617	4.8%	6,425	6,741	-4.7%	52.2%	94.8%	95.8%	764	768

Florida Total	24	8,513	8,334	79,779	78,525	1.6%	33,475	34,159	-2.0%	46,304	44,366	4.4%	58.0%	95.7%	95.5%	981	979
Houston	5	1,775	1,516	10,005	10,294	-2.8%	4,459	4,794	-7.0%	5,546	5,500	0.8%	55.4%	92.2%	94.9%	684	696
Denver	8	2,177	1,731	15,903	15,123	5.2%	4,915	5,081	-3.3%	10,988	10,042	9.4%	69.1%	97.5%	96.7%	853	821
Phoenix	12	3,017	2,605	17,045	16,461	3.5%	6,762	7,039	-3.9%	10,283	9,422	9.1%	60.3%	96.3%	95.2%	649	645
Dallas — Fort Worth	2	569	569	3,973	3,937	0.9%	1,880	2,003	-6.1%	2,093	1,934	8.2%	52.7%	95.4%	96.2%	707	697
Atlanta	4	992	822	7,218	6,955	3.8%	2,447	2,582	-5.2%	4,771	4,373	9.1%	66.1%	97.4%	96.3%	911	890

Sunbelt Total	55	17,043	15,577	133,923	131,295	2.0%	53,938	55,658	-3.1%	79,985	75,637	5.7%	59.7%	95.8%	95.6%	862	856

Chicago	12	3,804	3,643	39,465	38,898	1.5%	14,437	14,797	-2.4%	25,028	24,101	3.8%	63.4%	96.1%	96.3%	1,106	1,091

Total Target Markets	132	44,317	41,316	457,859	446,167	2.6%	165,022	167,349	-1.4%	292,837	278,818	5.0%	64.0%	96.1%	96.0%	1,161	1,141

Other
Baltimore	3	701	628	6,873	6,585	4.4%	2,517	2,799	-10.1%	4,356	3,786	15.1%	63.4%	96.0%	95.8%	1,163	1,113
Nashville	3	764	620	5,618	5,566	0.9%	2,065	2,202	-6.2%	3,553	3,364	5.6%	63.2%	95.7%	97.2%	915	895
Norfolk — Richmond	5	1,495	1,406	13,260	12,965	2.3%	4,014	4,031	-0.4%	9,246	8,934	3.5%	69.7%	95.9%	96.0%	958	947
Other Markets	17	8,848	8,770	64,374	63,280	1.7%	28,397	28,354	0.2%	35,977	34,926	3.0%	55.9%	95.1%	95.6%	736	725

Total Other	28	11,808	11,424	90,125	88,396	2.0%	36,993	37,386	-1.1%	53,132	51,010	4.2%	59.0%	95.3%	95.7%	801	788

CONVENTIONAL SAME STORE SALES TOTALS	160	56,125	52,740	$547,984	$534,563	2.5%	$202,015	$204,735	-1.3%	$345,969	$329,828	4.9%	63.1%	95.9%	95.9%	$1,086	$1,067

22

Supplemental Schedule 7(a)
Total Conventional Portfolio Data by Market
Third Quarter 2011 Compared to Third Quarter 2010
(unaudited)

	Quarter Ended September 30, 2011						Quarter Ended September 30, 2010
				Effective						Effective
	Properties	Units	Ownership	Units	% AIV NOI	Average Rent	Properties	Units	Ownership	Units	% AIV NOI	Average Rent
Target Markets
Los Angeles	14	4,645	86%	3,993	11.0%	$2,030	14	4,645	86%	3,993	10.1%	$1,983
Orange County	4	1,213	94%	1,143	3.0%	1,550	4	1,213	94%	1,143	2.7%	1,504
San Diego	10	2,286	94%	2,145	4.8%	1,247	6	2,142	97%	2,072	4.4%	1,207

Southern CA Total	28	8,144	89%	7,281	18.8%	1,721	24	8,000	90%	7,208	17.2%	1,676
East Bay	2	413	85%	353	0.8%	1,264	2	413	85%	353	0.6%	1,201
San Francisco	7	1,208	100%	1,208	2.1%	1,574	6	1,083	100%	1,083	1.8%	1,476
San Jose	1	224	100%	224	0.7%	1,540	1	224	100%	224	0.5%	1,466

Northern CA Total	10	1,845	97%	1,785	3.6%	1,477	9	1,720	97%	1,660	2.9%	1,394

Seattle	2	239	84%	200	0.5%	1,415	3	413	75%	310	0.6%	1,206

Pacific Total	40	10,228	91%	9,266	22.9%	1,675	36	10,133	91%	9,178	20.7%	1,611

Manhattan	22	957	100%	957	2.6%	2,461	22	957	100%	955	3.2%	2,419
Suburban New York — New Jersey	2	1,162	81%	944	1.8%	1,188	4	1,162	81%	944	1.9%	1,180

New York Total	24	2,119	90%	1,901	4.4%	1,766	26	2,119	90%	1,899	5.1%	1,742

Washington — NoVA — MD	17	8,015	88%	7,048	13.9%	1,276	17	8,015	84%	6,744	12.9%	1,206
Boston	11	4,129	100%	4,129	7.3%	1,174	11	4,129	100%	4,129	7.2%	1,158
Philadelphia	7	3,888	94%	3,664	6.9%	1,260	7	3,888	91%	3,541	6.3%	1,224

Northeast Total	59	18,151	92%	16,742	32.5%	1,309	61	18,151	90%	16,313	31.5%	1,266

Miami	5	2,474	95%	2,362	5.8%	1,579	5	2,471	95%	2,359	5.5%	1,546
Palm Beach — Fort Lauderdale	4	1,265	100%	1,265	1.3%	827	4	1,265	93%	1,179	1.4%	838
Orlando	8	2,651	100%	2,651	2.4%	726	10	3,000	90%	2,708	2.9%	723
Tampa	6	1,755	96%	1,688	1.7%	713	6	1,755	92%	1,621	1.8%	718
Jacksonville	4	1,643	100%	1,643	1.7%	772	4	1,643	85%	1,404	1.5%	763

Florida Total	27	9,788	98%	9,609	12.9%	970	29	10,134	91%	9,271	13.1%	945

Houston	6	2,509	82%	2,050	2.0%	687	8	3,027	83%	2,505	2.0%	673
Denver	8	2,177	80%	1,731	3.0%	875	9	2,553	78%	1,991	2.9%	783
Phoenix	12	3,017	86%	2,605	2.7%	663	17	4,418	89%	3,910	3.2%	594
Dallas — Fort Worth	2	569	100%	569	0.5%	716	2	569	100%	569	0.5%	695
Atlanta	5	1,295	87%	1,125	1.8%	894	5	1,295	80%	1,041	1.2%	865

Sunbelt Total	60	19,355	91%	17,689	22.9%	861	70	21,996	88%	19,287	22.9%	808

Chicago	13	3,993	96%	3,832	6.9%	1,156	15	4,633	94%	4,348	8.0%	1,087

Total Target Markets	172	51,727	92%	47,529	85.2%	1,191	182	54,913	89%	49,126	83.1%	1,120

Other [1]
Baltimore	5	1,180	84%	993	1.5%	1,091	5	1,180	84%	993	1.5%	1,072
Inland Empire	2	376	100%	376	0.4%	763	2	376	100%	376	0.4%	762
Michigan	3	3,306	100%	3,306	3.0%	598	5	3,688	96%	3,538	3.0%	614
Minneapolis	2	732	89%	651	1.7%	1,516	2	732	89%	651	1.7%	1,453
Nashville	4	1,114	78%	865	1.2%	863	4	1,114	77%	861	1.2%	834
Non-Target Florida	5	1,202	100%	1,202	1.2%	675	9	2,004	100%	2,004	1.8%	641
Norfolk — Richmond	6	1,643	95%	1,554	2.5%	940	6	1,643	94%	1,551	2.5%	934
Providence RI	2	708	100%	708	1.2%	1,087	2	708	100%	708	1.2%	1,073
Other Markets	4	2,793	94%	2,636	2.1%	643	10	4,486	92%	4,128	3.6%	654

Total Other	33	13,054	94%	12,291	14.8%	810	45	15,931	93%	14,810	16.9%	774

Grand Total	205	64,781	92%	59,820	100.0%	$1,112	227	70,844	90%	63,936	100.0%	$1,040

[1]
For the quarters ended September 30, 2011 and 2010, Aimco’s conventional portfolio included assets in 15 and 17 markets, respectively, in which Aimco invests on an opportunistic basis or that Aimco intends to exit.

23

Supplemental Schedule 7(b)
Total Conventional Portfolio Data by Market
Second Quarter 2011 Market Information
(unaudited)
Aimco’s portfolio strategy focuses on B/B+ quality apartment communities located in the 20 largest U.S. markets as measured by total apartment value, with a target allocation to Conventional Properties of 90% or more. Aimco measures Conventional Property asset quality based on average rents compared to local market average rents as reported by REIS, with A-quality assets earning rents greater than 125% of local market average, B-quality assets earning rents 90% to 125% of local market average and C-quality assets earning rents less than 90% of local market average. Aimco’s geographic allocation strategy focuses on the 20 largest U.S. markets, with market quality measured in part based on long-term growth characteristics.
The following schedule illustrates Aimco’s Conventional Property portfolio quality and market growth projections based on 2Q 2011 data, as this is the most recent period for which third-party data is available.

	Quarter Ended June 30, 2011
									2011 - 2013
								+/- Market	Projected
				Effective		Average	Market	Rent	Revenue
	Properties	Units	Ownership	Units	% AIV NOI	Rent	Rent [1]	Average	Growth [2]
Target Markets
Los Angeles	14	4,645	86%	3,993	10.3%	$1,992	$1,353	47.3%	4.6%
Orange County	4	1,213	94%	1,143	3.0%	1,522	1,478	3.0%	5.4%
San Diego	10	2,286	94%	2,144	4.4%	1,229	1,309	-6.1%	5.0%

Southern CA Total	28	8,144	89%	7,280	17.7%	1,691	1,361	24.3%	4.8%

East Bay	2	413	85%	353	0.7%	1,233	1,290	-4.4%	5.4%
San Francisco	6	1,084	100%	1,084	1.9%	1,522	1,807	-15.8%	6.4%
San Jose	1	224	100%	224	0.5%	1,494	1,501	-0.5%	8.6%

Northern CA Total	9	1,721	97%	1,661	3.1%	1,433	1,607	-10.9%	6.5%

Seattle	2	239	84%	200	0.5%	1,388	987	40.7%	5.1%

Pacific Total	39	10,104	90%	9,141	21.2%	1,642	1,390	18.1%	5.1%

Manhattan	22	957	100%	957	3.6%	2,434	2,826	-13.9%	5.6%
Suburban New York — New Jersey	4	1,162	81%	944	1.8%	1,183	1,464	-19.2%	3.7%

New York Total	26	2,119	90%	1,901	5.4%	1,755	2,079	-15.6%	4.9%
Washington — NoVA — MD	17	8,015	88%	7,048	14.1%	1,256	1,414	-11.2%	4.5%
Boston	11	4,129	100%	4,129	7.0%	1,171	1,665	-29.7%	5.2%
Philadelphia	7	3,888	94%	3,664	6.5%	1,235	1,014	21.8%	4.0%

Northeast Total	61	18,151	92%	16,742	32.9%	1,293	1,467	-11.8%	4.6%

Miami	5	2,474	95%	2,362	5.7%	1,554	1,033	50.4%	4.1%
Palm Beach — Fort Lauderdale	4	1,265	100%	1,265	1.2%	817	1,053	-22.4%	4.2%
Orlando	9	2,836	98%	2,774	2.6%	723	814	-11.2%	5.2%
Tampa	6	1,755	96%	1,688	1.7%	713	797	-10.6%	4.9%
Jacksonville	4	1,643	100%	1,643	1.7%	762	759	0.4%	4.5%

Florida Total	28	9,973	98%	9,732	13.0%	953	887	7.5%	4.5%

Houston	6	2,509	82%	2,050	2.0%	691	737	-6.3%	5.5%
Denver	9	2,553	78%	1,991	2.9%	808	823	-1.9%	5.3%
Phoenix	14	3,617	86%	3,109	3.0%	632	689	-8.2%	5.7%
Dallas — Fort Worth	2	569	100%	569	0.6%	705	758	-6.9%	5.2%
Atlanta	5	1,295	87%	1,125	1.5%	875	762	14.8%	4.7%

Sunbelt Total	64	20,516	91%	18,576	22.9%	833	814	2.4%	4.9%

Chicago	15	4,633	97%	4,472	7.7%	1,107	1,003	10.4%	4.6%

Total Target Markets	179	53,404	92%	48,931	84.8%	1,155	1,148	0.6%	4.8%

Other
Baltimore	5	1,180	84%	993	1.6%	1,084	981	10.5%	4.2%
Inland Empire	2	376	100%	376	0.4%	753	1,007	-25.2%	4.8%
Michigan	3	3,303	100%	3,303	2.8%	588	770	-23.6%	3.7%
Minneapolis	2	732	89%	651	1.7%	1,476	916	61.1%	4.3%
Nashville	4	1,114	78%	865	1.2%	848	716	18.4%	4.1%
Non-Target Florida	8	1,796	100%	1,796	1.6%	640	882	-27.5%	4.8%
Norfolk — Richmond	6	1,643	95%	1,554	2.5%	953	839	13.6%	3.2%
Providence RI	2	708	100%	708	1.1%	1,081	1,159	-6.7%	5.4%
Other Markets	4	2,793	94%	2,634	2.4%	651	708	-8.1%	4.4%

Total Other	36	13,645	94%	12,880	15.2%	794	829	-4.2%	4.1%

Grand Total	215	67,049	92%	61,811	100.0%	$1,079	$1,081	-0.2%	4.7%

[1]	2Q 2011 REIS

[2]	Represents the average of annual revenue growth projections published by REIS, PPR and Axiometrics, third-party providers of commercial real estate information and analyses.

24

Supplemental Schedule 8
Property Disposition and Acquisition Activity
(dollars in millions, except average rent) (unaudited)
Third Quarter 2011 Dispositions

	Number	Number	Weighted		NOI			Aimco	Aimco
	of	of	Average	Gross	Cap	Property	Net Sales	Gross	Net	Average
	Properties	Units	Ownership	Proceeds	Rate [1]	Debt	Proceeds [2]	Proceeds	Proceeds	Rent
Conventional	9	2,395	89%	$136.7	7.4%	$71.1	$53.8	$121.5	$54.3	$659
Affordable	3	266	43%	$17.8	8.3%	$6.4	$10.1	$4.5	$6.1	$953

Total Dispositions	12	2,661	84%	$154.5	7.4%	$77.5	$63.9	$126.0	$60.4	$690

2011 Year-to-Date Dispositions

	Number	Number	Weighted		NOI			Aimco	Aimco
	of	of	Average	Gross	Cap	Property	Net Sales	Gross	Net	Average
	Properties	Units	Ownership	Proceeds	Rate [1]	Debt	Proceeds [2]	Proceeds	Proceeds	Rent
Conventional [3]	18	4,614	88%	$241.0	7.2%	$129.4	$84.0	$211.4	$86.3	$637
Affordable	15	1,559	34%	$52.2	8.4%	$27.1	$21.6	$19.7	$14.6	$674

Total Dispositions	33	6,173	75%	$293.2	7.3%	$156.5	$105.6	$231.1	$100.9	$646

[1]
NOI Cap Rate is calculated based on Aimco’s share of the the trailing twelve month NOI prior to sale, less a 3.5% management fee, divided by the gross proceeds, which excludes prepayment penalties associated with the related property debt.

[2]	Net Sales Proceeds are after repayment of existing debt, net working capital settlements, payment of transaction costs and debt prepayment penalties.

[3]	Year-to-date, Aimco has disposed of Conventional Properties in the following markets:

Market	Properties	Units
Target:
Chicago	2	640
Denver	1	376
Houston	1	326
Orlando	1	185
Phoenix	5	1,402
Seattle	1	174

Total Target	11	3,103

Other:
Cincinnati	1	231
Daytona Beach FL	1	208
Indianapolis — Fort Wayne	1	328
Lima, OH	1	150
Melbourne FL	3	594

Total Other	7	1,511

Total Sales	18	4,614

2011 Year-to-Date Acquisitions
During 2011, Aimco acquired the remaining noncontrolling limited partnership interests in six consolidated real estate partnerships that own nine properties and in which Aimco affiliates serve as general partner for a total cost of $13.6 million. The gross estimated fair value of the real estate corresponding to the interests Aimco acquired totaled $84.9 million.
During 2011, Aimco acquired a vacant, 126-unit property located in San Francisco’s Marin County submarket. Aimco intends to redevelop the property, increasing its total investment in the property to approximately $65.0 million upon completion. Additionally, during 2011, Aimco acquired noncontrolling interests (approximately 50%) in entities that own four contigous properties with 142 units located in La Jolla, California (near San Diego).

25

Supplemental Schedule 9
Capital Additions
(in thousands, except per unit data) (unaudited)
All capital additions are classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), property upgrades, redevelopment or casualties. Non-redevelopment and non-casualty capital additions are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.
Amounts below represent actual additions related to residential properties that are owned and managed by Aimco at the end of the period. These amounts include consolidated and unconsolidated properties and are not adjusted for Aimco’s ownership interest in such properties. Amounts do not include capital additions related to:
•	properties sold during the period or properties held for sale at the end of the period;
•	properties that are not multi-family such as commercial properties or fitness facilities; and
•	properties that Aimco owns but does not manage.
See the Glossary for a reconciliation of these amounts to GAAP capital additions.

	Actual Additions			Actual Additions
	Three Months Ended September 30, 2011			Nine Months Ended September 30, 2011
	Conventional	Affordable	Total	Conventional	Affordable	Total

Capital Additions
Capital Replacements
Buildings and grounds	$12,949	$1,363	$14,312	$25,777	$4,052	$29,829
Turnover capital additions	5,807	1,096	6,903	13,646	3,200	16,846
Capitalized site payroll and indirect costs	1,480	170	1,650	6,328	934	7,262

Total Capital Replacements	20,236	2,629	22,865	45,751	8,186	53,937
Capital Improvements	20,811	827	21,638	35,522	3,113	38,635
Redevelopment Additions	7,553	(33)	7,520	19,679	(224)	19,455
Casualties	3,089	572	3,661	8,300	1,141	9,441

Total Capital Additions	$51,689	$3,995	$55,684	$109,252	$12,216	$121,468

Capital Replacements and Improvements per Unit
Total units	63,335	18,864	82,199	63,335	18,864	82,199

Total Capital Replacements per unit	$320	$139	$278	$722	$434	$656
Capital Improvements per unit	329	44	263	561	165	470

Total Capital Replacements and Improvements per unit	$649	$183	$541	$1,283	$599	$1,126

26

GLOSSARY AND RECONCILIATIONS OF NON-GAAP FINANCIAL and OPERATING MEASURES
This Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. Aimco’s definition and calculation of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.
ACQUISITION PROPERTIES: Properties that have been acquired during the twelve months prior to the current quarter-end that have not reached a stabilized level of occupancy during the current period and each period for which comparable results are presented.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is Pro forma FFO, as defined below, less Capital Replacement additions, also defined below, and adjusted for the Aimco Operating Partnership’s share of such Capital Replacements. Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing AFFO is comparable with that of other real estate investment trusts.
AFFORDABLE PROPERTIES: Affordable Properties benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the U.S. Department of Housing and Urban Development (HUD) or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax credit equity, or rental assistance payments to the property owners. Under these programs, rent adjustments are made in accordance with property-specific contracts between Aimco and HUD, with rent increases generally based on an adjustment factor set by HUD annually. Aimco targets an investment in Affordable Properties of 10% or less of Net Asset Value, which serves to offset the volatility of our Conventional portfolio; provide revenue growth that over time is similar to that of Conventional Properties; expand our investment opportunities; and provide helpful positioning with government bodies, benefiting Aimco’s business overall.
AIMCO OPERATING PARTNERSHIP: AIMCO Properties, L.P., a Delaware limited partnership, is the operating partnership in Aimco’s UPREIT structure. Aimco owns approximately 93% of the common partnership units of the Aimco Operating Partnership.
AIMCO PROPORTIONATE FINANCIAL INFORMATION: Non-GAAP measures representing Aimco’s share of financial information discussed in this Earnings Release and Supplemental Information. Aimco’s proportionate share of financial information includes Aimco’s share of unconsolidated real estate partnerships and excludes noncontrolling interests in consolidated real estate partnerships. Proportionate reporting benefits the users of Aimco’s financial information by providing the amount of revenues, expenses, assets and liabilities attributable only to Aimco stockholders. Aimco also refers to this measure as “Aimco’s Share” of financial information. See Supplemental Schedules 1, 3 and 4 for reconciliation of Aimco’s proportionate share of financial results to Aimco’s consolidated financial statements.

27

CAPITAL ADDITIONS DEFINITIONS AND RECONCILIATION
CAPITAL IMPROVEMENTS (CI): CI additions include all non-redevelopment capital additions that are made to enhance the value, profitability or useful life of an asset from its original purchase condition.
CAPITAL REPLACEMENTS (CR): Unlike CI additions, CR additions do not increase the useful life of an asset from its original purchase condition. They represent the share of additions that are deemed to replace the consumed portion of acquired capital assets. CR additions are deducted in the calculation of AFFO.
CASUALTY CAPITAL ADDITIONS: Capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers net of deductibles associated with each loss.
Supplemental Schedule 9 contains capital additions information related to (1) residential properties that Aimco owns and manages at the end of the period, (2) properties that are consolidated in Aimco’s GAAP financial statements, and (3) properties that are accounted for under the equity method of accounting in Aimco’s GAAP financial statements. Amounts do not include capital additions related to:
•	consolidated properties sold during the period or properties held for sale at the end of the period;

•	consolidated properties that are not multi-family such as commercial properties or fitness facilities; or

•	consolidated properties that Aimco owns but does not manage.
Aimco believes the capital addition detail provided in Supplemental Schedule 9 provides an enhanced understanding of capital additions related to our primary business of owning and operating apartment communities. A reconciliation of capital additions presented on Supplemental Schedule 9 to Aimco’s consolidated GAAP information is presented below.

	Three Months Ended	Nine Months Ended
(in thousands) (unaudited)	September 30, 2011	September 30, 2011

Capital Additions per Schedule 9	$55,684	$121,468

Capital additions related to:

Unconsolidated real estate partnerships	(117)	(243)
Consolidated sold and held for sale properties	257	1,709
Consolidated properties Aimco owns but does not manage	309	472

Consolidated capital additions	$56,133	$123,406

CONVENTIONAL PROPERTIES: Conventional Properties represent Aimco’s portfolio of market-rate apartment communities. Aimco focuses on owning and operating apartment communities with rents that are 100% to 125% of local market average rents and concentrates its investment in the 20 largest apartment markets in the United States, as measured by apartment value. Aimco targets an investment in Conventional Properties of 90% or more of Net Asset Value.
DEBT SERVICE COVERAGE RATIO: As defined in Aimco’s credit agreement, the ratio of (a) Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization (which is reduced by certain capital expenditure reserves) to (b) the actual debt service, for the four fiscal quarters preceding the date of calculation.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share. Effective Units may be used to analyze Aimco’s proportionate financial measures on a per-unit basis.

28

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA): EBITDA is equal to Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization as defined in Aimco’s credit agreement before capital addition reserves provided for in Aimco’s credit agreement. EBITDA is the numerator used in Aimco’s calculation of EBITDA Coverage of Interest Ratio and EBITDA Coverage of Preferred Dividends and Interest Ratio.
EBITDA COVERAGE OF INTEREST RATIO: The ratio of (a) Aimco’s EBITDA to (b) total interest expense charges, as provided for in Aimco’s credit agreement, for the four fiscal quarters preceding the date of calculation. This ratio is similar to Aimco’s Debt Service Coverage Ratio with the exception that Aimco’s EBITDA Coverage of Interest Ratio does not include capital addition reserves in the numerator and does not include debt amortization or capitalized interest in the denominator, while Debt Service Coverage Ratio does include these items. Aimco’s credit agreement does not contain any compliance thresholds for the EBITDA Coverage of Interest Ratio; however, Aimco management uses this ratio as one measure of leverage.
EBITDA COVERAGE OF INTEREST AND PREFERRED DIVIDENDS RATIO: The ratio of (a) Aimco’s EBITDA to (b) the sum of total interest expense and dividends/distributions on preferred shares/units, as provided for in Aimco’s credit agreement, for the four fiscal quarters preceding the date of calculation. This ratio is similar to Aimco’s Fixed Charge Coverage Ratio with the exception that Aimco’s EBITDA Coverage of Interest and Preferred Dividends Ratio does not include capital addition reserves in the numerator and does not include debt amortization or capitalized interest in the denominator, while Fixed Charge Coverage Ratio does include these items. Aimco’s credit agreement does not contain any compliance thresholds for the EBITDA Coverage of Interest and Preferred Dividends Ratio; however, Aimco management uses this ratio as one measure of leverage.
FIXED CHARGE COVERAGE RATIO: As defined in Aimco’s credit agreement, the ratio of (a) Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization (which is reduced by certain capital expenditure reserves) to (b) fixed charges, which represents the sum of total interest expense, debt amortization and dividends/distributions on preferred shares/units, for the four fiscal quarters preceding the date of calculation.
FEE MANAGED PROPERTIES: Aimco provides property management and/or asset management services for a portfolio of properties, primarily pursuant to long-term arrangements with affiliated parties. In certain cases, Aimco may indirectly own generally less than one percent of the operations of such properties through a partnership syndication or other fund.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (NAREIT) defines as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper.
In addition to FFO, Aimco uses PRO FORMA FUNDS FROM OPERATIONS (Pro forma FFO) to measure performance. Pro forma FFO represents FFO as defined above, excluding operating real estate impairments and preferred stock redemption related amounts (adjusted for noncontrolling interests). Both operating real estate impairment losses and preferred stock redemption related amounts are recurring items that affect Aimco’s operating results. Operating real estate impairment losses, net of related income tax benefits and noncontrolling interests, are excluded from Pro forma FFO because Aimco believes the inclusion of such losses in FFO is inconsistent with the treatment of gains on the disposition of operating real estate, which are not included in FFO. Aimco excludes preferred redemption related amounts (gains or losses) from Pro forma FFO because such amounts are not representative of operating results.

29

FFO and Pro forma FFO are helpful to investors in understanding Aimco’s performance because they capture features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts. Net income (loss) attributable to Aimco common stockholders as determined in accordance with GAAP is reconciled to FFO and Pro forma FFO as presented on Supplemental Schedule 1 below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands) (unaudited)	2011	2010	2011	2010

Net loss attributable to Aimco common stockholders	$(14,801)	$(28,500)	$(79,751)	$(86,891)
Adjustments:
Depreciation and amortization	97,321	101,704	287,739	305,066
Depreciation and amortization related to non-real estate assets	(3,372)	(3,498)	(9,833)	(11,238)
Depreciation of rental property related to noncontrolling partners and unconsolidated entities	(7,553)	(8,706)	(24,957)	(29,768)
(Gain) loss on dispositions of unconsolidated real estate and other, net of noncontrolling partners’ interest	(245)	2,294	(1,038)	1,196
Discontinued operations:
Gain on dispositions of real estate, net of noncontrolling partners’ interest	(24,200)	(13,375)	(43,598)	(52,853)
Depreciation of rental property, net of noncontrolling partners’ interest	847	5,051	6,653	17,093
Income tax expense (benefit) arising from disposals	(37)	(48)	223	(948)
Common noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	(4,198)	(5,788)	(14,744)	(15,891)
Preferred stock dividends	12,513	13,576	37,390	39,405
Preferred stock redemption related amounts	788	—	(1,961)	(2,779)
Amounts allocable to partcipating securities	58	2	169	—

Funds From Operations	$57,121	$62,712	$156,292	$162,392
Preferred stock dividends	(12,513)	(13,576)	(37,390)	(39,405)
Preferred stock redemption related amounts	(788)	—	1,961	2,779
Amounts allocable to participating securities	(175)	(193)	(527)	(537)

Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$43,645	$48,943	$120,336	$125,229

Operating real estate impairment losses, net of noncontrolling partners’ interest and related income tax benefit	5,770	(697)	9,950	11,214
Preferred equity redemption related amounts	788	(1,765)	(1,961)	(4,544)
Common noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	(448)	172	(547)	(464)
Amounts allocable to participating securities	(24)	12	(34)	(33)

Pro Forma Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$49,731	$46,665	$127,744	$131,402

Capital Replacements, net of common noncontrolling interests in Aimco Operating Partnership	(20,416)	(16,866)	(48,111)	(44,692)
Amounts allocable to participating securities	142	86	392	234

Adjusted Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$29,457	$29,885	$80,025	$86,944

Weighted average shares — diluted FFO	120,670	116,730	119,269	116,574
Funds From Operations per share (diluted)	$0.36	$0.42	$1.01	$1.07
Pro forma Funds From Operations per share (diluted)	$0.41	$0.40	$1.07	$1.13
Adjusted Funds From Operations per share (diluted)	$0.24	$0.26	$0.67	$0.75

30

OTHER AFFORDABLE PROPERTIES: Affordable Properties that do not meet the Same Store property definition because (1) the property is under redevelopment, (2) the property is not managed by Aimco, and/or (3) Aimco’s ownership in the property is less than 10%.
OTHER CONVENTIONAL PROPERTIES: Conventional Properties that have significant rent control restrictions, university housing properties, non-multi-family such as commercial properties or fitness facilities and properties that have not reached and maintained a stabilized level of occupancy during the reporting periods, often due to a casualty event.
OTHER EXPENSES, NET: Other expenses, net includes franchise taxes, risk management activities related to our unconsolidated partnerships, certain other corporate expenses and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal).
PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; off-site property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations and financing arrangements. NOI is considered by many in the real estate industry to be a useful measure for determining the value of real estate. A reconciliation of NOI as presented in this Earnings Release and Supplemental Information to Aimco’s consolidated GAAP amounts is provided below and on the following page.

31

Reconciliation of Propertionate Property NOI Amounts in Supplemental Schedule 1(a) to Proportionate Property NOI Amounts Included in Aimco’s Earnings Release and Supplemental Schedule 6(a)
Third Quarter 2011 Compared to Third Quarter 2010
(in thousands) (unaudited)

	Three Months Ended September 30, 2011				Three Months Ended September 30, 2010
	Proportionate	Properties Owned	Ownership	Proportionate	Proportionate	Properties Owned	Ownership	Proportionate
	Amount	but Not Managed	Adjustments	Property Amount	Amount	but Not Managed	Adjustments	Property Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$186,965	$—	$(255)	$186,710	$176,888	$—	$3,532	$180,420
Affordable Same Store	32,715	—	—	32,715	31,568	—	5	31,573

Total Same Store	219,680	—	(255)	219,425	208,456	—	3,537	211,993
Other Conventional	20,716	(1,309)	(2)	19,405	21,092	(1,196)	351	20,247
Other Affordable	2,981	(2,981)	—	—	3,389	(3,389)	—	—

Total rental and other property revenues	243,377	(4,290)	(257)	238,830	232,937	(4,585)	3,888	232,240

Property operating expenses
Conventional Same Store	69,914	—	217	70,131	65,665	—	1,580	67,245
Affordable Same Store	13,377	—	(4)	13,373	13,758	—	7	13,765

Total Same Store	83,291	—	213	83,504	79,423	—	1,587	81,010
Other Conventional	10,122	(747)	8	9,383	9,703	(655)	174	9,222
Other Affordable	1,597	(1,597)	—	—	1,904	(1,904)	—	—

Total property operating expenses	95,010	(2,344)	221	92,887	91,030	(2,559)	1,761	90,232

Property NOI:
Conventional Same Store	117,051	—	(472)	116,579	111,223	—	1,952	113,175
Affordable Same Store	19,338	—	4	19,342	17,810	—	(2)	17,808

Total Same Store	136,389	—	(468)	135,921	129,033	—	1,950	130,983
Other Conventional	10,594	(562)	(10)	10,022	11,389	(541)	177	11,025
Other Affordable	1,384	(1,384)	—	—	1,485	(1,485)	—	—

Net real estate operations	$148,367	$(1,946)	$(478)	$145,943	$141,907	$(2,026)	$2,127	$142,008

	% Aimco
	3Q 2011 NOI	Revenue	Expenses	NOI
Year-over-Year Change:
Conventional Same Store	80%	3.5%	4.3%	3.0%
Affordable Same Store	13%	3.6%	-2.8%	8.6%

Total Same Store	93%	3.5%	3.1%	3.8%
Other Conventional	7%	-4.2%	1.7%	-9.1%

Net real estate operations	100%	2.8%	2.9%	2.8%

32

Reconciliation of GAAP to Supplemental Schedule 6(b) Proportionate Conventional Same Store NOI Amounts
(in thousands) (unaudited)

	Three Months Ended June 30, 2011
		Proportionate
		Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Ownership	Proportionate
	Amounts	Partnerships	Interests	Amount	Adjustments	Property Amount
Conventional Same Store:
Rental and other property revenues	$197,529	$—	$(13,445)	$184,084	$(249)	$183,835
Property operating expenses	71,486	—	(5,084)	66,402	202	66,604

Property NOI	$126,043	$—	$(8,361)	$117,682	$(451)	$117,231

33

Reconciliation of Propertionate Property NOI Amounts in Supplemental Schedule 1(b) to Proportionate Property NOI Amounts Included in Aimco’s Earnings Release and Supplemental Schedule 6(c)
Nine Months Ended September 30, 2011 Compared to Nine Months Ended September 30, 2010
(in thousands) (unaudited)

	Nine Months Ended September 30, 2011					Nine Months Ended September 30, 2010
	Proportionate	Properties Owned	Population	Ownership	Proportionate	Proportionate	Properties Owned	Population	Ownership	Proportionate
	Amount	but Not Managed	Changes	Adjustments	Property Amount	Amount	but Not Managed	Changes	Adjustments	Property Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$552,732	$—	$(5,314)	$566	$547,984	$529,017	$—	$(5,148)	$10,694	$534,563
Affordable Same Store	97,947	—	(10,817)	—	87,130	93,831	—	(10,229)	16	83,618

Total Same Store	650,679	—	(16,131)	566	635,114	622,848	—	(15,377)	10,710	618,181
Other Conventional	63,949	(3,696)	5,314	137	65,704	63,383	(3,543)	5,148	1,089	66,077
Other Affordable	8,520	(8,520)	10,817	—	10,817	8,633	(8,633)	10,229	—	10,229

Total rental and other property revenues	723,148	(12,216)	—	703	711,635	694,864	(12,176)	—	11,799	694,487

Property operating expenses
Conventional Same Store	203,325	—	(2,456)	1,146	202,015	202,151	—	(2,432)	5,016	204,735
Affordable Same Store	40,539	—	(4,401)	(52)	36,086	42,311	—	(4,142)	21	38,190

Total Same Store	243,864	—	(6,857)	1,094	238,101	244,462	—	(6,574)	5,037	242,925
Other Conventional	30,836	(2,293)	2,456	112	31,111	30,096	(2,232)	2,432	581	30,877
Other Affordable	4,938	(4,937)	4,401	—	4,402	5,028	(5,029)	4,142	—	4,141

Total property operating expenses	279,638	(7,230)	—	1,206	273,614	279,586	(7,261)	—	5,618	277,943

Property NOI:
Conventional Same Store	349,407	—	(2,858)	(580)	345,969	326,866	—	(2,716)	5,678	329,828
Affordable Same Store	57,408	—	(6,416)	52	51,044	51,520	—	(6,087)	(5)	45,428

Total Same Store	406,815	—	(9,274)	(528)	397,013	378,386	—	(8,803)	5,673	375,256
Other Conventional	33,113	(1,403)	2,858	25	34,593	33,287	(1,311)	2,716	508	35,200
Other Affordable	3,582	(3,583)	6,416	—	6,415	3,605	(3,604)	6,087	—	6,088

Net real estate operations	$443,510	$(4,986)	$—	$(503)	$438,021	$415,278	$(4,915)	$—	$6,181	$416,544

	% Aimco
	YTD 2011 NOI	Revenue	Expenses	NOI
Year-over-Year Change:
Conventional Same Store	79%	2.5%	-1.3%	4.9%
Affordable Same Store	12%	4.2%	-5.5%	12.4%

Total Same Store	91%	2.7%	-2.0%	5.8%
Other Conventional	8%	-0.6%	0.8%	-1.7%
Other Affordable	1%	5.7%	6.3%	5.4%

Net real estate operations	100%	2.5%	-1.6%	5.2%

34

Reconciliation of GAAP to Supplemental Schedule 3 Trailing Twelve Month (TTM) Proportionate NOI Amounts
(in thousands) (unaudited)

					Y2010 to Y2011	Subtract	Add
					Property	Nine Months	Nine Months
	Year Ended December 31, 2010				Classification,	Ended	Ended
		Proportionate			Discontinued	September 30,	September 30,
		Share of			Operations and GAAP	2010	2011	TTM
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidation	Proportionate	Proportionate	Proportionate
	Amount	Partnerships	Interests	Amount	Accounting Changes	Amount	Amount	Amount
Rental and other property revenues:
Conventional Same Store properties	$816,986	$—	$(68,608)	$748,378	$(39,733)	$(529,017)	$552,732	$732,360
Other Conventional properties	82,855	4,730	(8,047)	79,538	6,471	(63,383)	63,949	86,575
Affordable properties	206,681	10,809	(74,100)	143,390	(4,926)	(102,464)	106,467	142,467

Total rental and other property revenues	1,106,522	15,539	(150,755)	971,306	(38,188)	(694,864)	723,148	961,402

Property operating expenses:
Conventional Same Store properties	312,904	—	(27,519)	285,385	(18,381)	(202,151)	203,325	268,178
Other Conventional properties	39,687	3,008	(3,941)	38,754	1,529	(30,096)	30,836	41,023
Affordable properties	99,708	6,398	(39,933)	66,173	(2,792)	(47,339)	45,477	61,519

Total property operating expenses	452,299	9,406	(71,393)	390,312	(19,644)	(279,586)	279,638	370,720

Net operating income:
Conventional Same Store properties	504,082	—	(41,089)	462,993	(21,352)	(326,866)	349,407	464,182
Other Conventional properties	43,168	1,722	(4,106)	40,784	4,942	(33,287)	33,113	45,552
Affordable properties	106,973	4,411	(34,167)	77,217	(2,134)	(55,125)	60,990	80,948

Total rental and other property revenues	$654,223	$6,133	$(79,362)	$580,994	$(18,544)	$(415,278)	$443,510	$590,682

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REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio. Redevelopment properties are classified as either Conventional or Affordable. Aimco combines Affordable Redevelopment Properties with Other Affordable Properties for financial reporting purposes within its Supplemental Schedules 1 and 2.
SAME STORE PROPERTIES: Same Store properties are those properties (1) that are managed by Aimco, (2) in which Aimco’s ownership exceeds 10%, and (3) that have reached and maintained a stabilized level of occupancy during the current period and each period for which comparable results are presented. Same Store properties are classified as either Conventional or Affordable and properties classified in the consolidated financial statements as held for sale are not included in Same Store. To ensure comparability between periods, the proportionate Conventional Same Store information shown on Supplemental Schedules 6a through 6c is based on Aimco’s current period ownership.

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